UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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MICROSOFT CORPORATION
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Notice of Annual Shareholders Meeting and

Proxy
Statement

December 2, 2015 at 8:00 a.m. Pacific Time
Meydenbauer Center
11100 NE 6th Street
Bellevue, Washington 98004

Proof of ownership required for admission See Part 5 – “Information about the meeting” for details on admission requirements to attend the Annual Meeting.

Letter from our Independent Chairman and our CEO

October 19, 2015

Dear Shareholder,

We invite you to attend the Annual Shareholders Meeting of Microsoft Corporation (“Annual Meeting”), which will be held at Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004, on December 2, 2015 at 8:00 a.m. Pacific Time. Doors open at 7:00 a.m.We will feature a Microsoft Store at our product showcase to give you the opportunity to experience Microsoft’s latest consumer products including the latest devices running Windows 10. Driving directions to Meydenbauer Center are on page 64. Parking will be validated only for Meydenbauer Center garage. Parking is limited, so plan ahead if you are driving to the meeting.

The attached Notice of Annual Shareholders Meeting and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you can vote in person even if you previously submitted your proxy.

This year’s shareholder question and answer session will include both live questions and questions submitted in advance. You may submit a question in advance through the Shareholder Forum available at www.theinvestornetwork.com/forum/msft/default.aspx; we will respond to as many inquiries as time allows.

We again are offering a virtual shareholder meeting through which you can view the meeting, submit questions, and vote online, at microsoft.onlineshareholdermeeting.com. We will also provide a live webcast of the Annual Meeting from the Microsoft Investor Relations website at www.microsoft.com/investor. A transcript with video and audio of the entire Annual Meeting will be available on the Investor Relations website after the meeting. We hope this will allow those who cannot attend the meeting in person to hear Microsoft executives discuss the year’s results and our plans for the future. In addition, we make available at our Investor Relations website a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us.

On behalf of the Board of Directors, thank you for your continued investment in Microsoft. We look forward to greeting as many of you as possible.

Sincerely,

Satya Nadella
Chief Executive Officer

John W. Thompson
Independent Chairman

2015 Proxy Statement  i

Letter to our shareholders from the Board of Directors

October 19, 2015

Dear Shareholder,

As stewards of Microsoft, the Board of Directors greatly values its engagement with our shareholders. With this proxy filing, we would like to highlight several changes in 2015 that demonstrate our ongoing commitment to a strong corporate governance framework that incorporates input from our shareholders.

Incentive compensation changes

The evolution of executive compensation for fiscal year 2016 and beyond reflects a shift to more performance-based compensation. This change began with the compensation structure developed for Satya Nadella when he was appointed as our chief executive officer in February 2014. A significant performance element was included in the form of a one-time long-term performance-based stock award that provides additional equity compensation to Mr. Nadella if he successfully implements our business transformation and creates sustainable long-term value for shareholders.

Through our ongoing shareholder engagement, we received feedback that shareholders favor incentive compensation tied to specific performance measures that are aimed at driving long-term performance and value creation. We implemented these arrangements in the changes we made to the senior executive compensation program for fiscal year 2016. As described in the proxy, we have created long-term incentives for our executive officers that use performance measures aligned to the evolution of Microsoft’s business models and objectives.

Proxy access

Acting in line with Microsoft’s long-standing corporate governance philosophy, the Board adopted a new “Proxy Access for Director Nominations” bylaw that permits eligible shareholders to nominate candidates for election to the Microsoft Board. Our decision to adopt proxy access grew out of an open and constructive dialogue with our shareholders, and we believe this proxy access framework strikes the right balance for Microsoft by ensuring that Board nominees are supported by long-term shareholders representing a significant, but attainable, proportion of outstanding shares. For additional information, please see page 8 in the proxy.

Board refreshment

We regularly add directors to infuse new ideas and fresh perspectives into the boardroom. In recruiting directors, we focus on how the experience and skill set of each individual complements those of their fellow directors to create a balanced board with diverse viewpoints and backgrounds, deep expertise, and a strong technology-specific knowledge base to lead our business into the future. Accordingly, we are pleased to announce the nominations of Sandra Peterson and Padmasree Warrior for election to the Board at our December 2 Annual Meeting. Both are accomplished business leaders with significant experience directly relevant to Microsoft’s strategic vision and business strategies. Sandra Peterson is Group Worldwide Chairman, Johnson & Johnson, and member of the Executive Committee; she brings valuable insights about both enterprise information technology and consumer-facing businesses with an international perspective. Padmasree Warrior, former Chief Technology and Strategy Officer at Cisco, brings extraordinary experience in networking, communications and mobile technology. Dr. Maria Klawe is not seeking re-election and will end her service on the Microsoft Board in December. We thank Dr. Klawe for her many contributions to the Board.

ii  Microsoft

Shareholder outreach and engagement

We deeply value the continued interest of and feedback from our shareholders, and are committed to maintaining our active dialogue with shareholders to ensure a diversity of perspectives are thoughtfully considered. As we move closer to our Annual Meeting, we invite you to write us at AskBoard@microsoft.com about the Board of Directors or corporate governance at Microsoft.

Thank you for the trust you place in us. We appreciate the opportunity to serve Microsoft on your behalf.

Sincerely,

Bill Gates	Satya Nadella	Charles W. Scharf

Maria M. Klawe	Charles H. Noski	John W. Stanton

Teri L. List-Stoll	Helmut Panke	John W. Thompson

G. Mason Morfit

2015 Proxy Statement  iii

iv  Microsoft

Notice of 2015 Annual Shareholders Meeting

Date	December 2, 2015
Time	8:00 a.m. Pacific Time
Place	Meydenbauer Center 11100 NE 6th Street Bellevue, Washington 98004
Record date	October 2, 2015. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.
Proxy voting

Important. Please vote your shares promptly to ensure the presence of a quorum at the meeting. Voting your shares now via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

Items of business
●To elect the 11 director nominees named in this Proxy Statement
●To approve, on a non-binding advisory basis, the compensation paid to our Named Executive Officers
●To ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2016
●To transact other business that may properly come before the Annual Meeting

Virtual meeting	You also may vote at the meeting via the Internet by visiting microsoft.onlineshareholdermeeting.com and following the instructions.

Admission to meeting	Proof of share ownership will be required to enter the Annual Meeting. See Part 5 – “Information about the meeting” for details.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on December 2, 2015. Our Proxy Statement and Annual Report to Shareholders are available at www.microsoft.com/investor.

By order of the Board of Directors

Bradford L. Smith
Secretary

Redmond, Washington
October 19, 2015

The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other adjacent areas, except by credentialed media. We realize that many mobile phones have built-in cameras; while these phones may be brought into the venue, the camera function may not be used at any time.

2015 Proxy Statement  v

Proxy Statement table of contents

vi  Microsoft

2015 Proxy Statement  vii

viii  Microsoft

Proxy summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Annual Shareholders meeting		Meeting Agenda
Date	December 2, 2015
●Election of 11 directors
●Advisory vote on executive compensation
●Ratification of Deloitte & Touche LLP (“Deloitte & Touche”) as our independent auditor for fiscal year 2016
●Transact other business that may properly come before the meeting

Time	8:00 a.m. Pacific Time
Place	Meydenbauer Center 11100 NE 6th Street Bellevue, Washington 98004
Record date	October 2, 2015
Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Voting matters and vote recommendation

Item		Board recommendation	Reasons for recommendation	More information
1.	Election of 11 directors	FOR

The Board and Governance and Nominating Committee believe that the 11 Board candidates possess the skills, experience, and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.

Page 11
2.	Advisory vote on executive compensation “say-on-pay”	FOR	Our executive compensation programs demonstrate the continuing evolution of our pay for performance philosophy, and reflect the input of shareholders from our extensive outreach efforts.	Page 31
3.	Ratification of the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2016	FOR	Based on the Audit Committee’s assessment of Deloitte & Touche’s qualifications and performance, it believes that their retention for fiscal year 2016 is in the best interests of the Company.	Page 54

Vote in advance of the meeting			Vote in person
Internet Vote your shares at www.proxyvote.com. Have your Notice of Internet Availability or proxy card in hand for the 12-digit control number needed to vote.	Telephone Call toll-free number 1-800-690-6903.	Mail Sign, date, and return the enclosed proxy card or voting instruction form.	In person at the meeting See Part 5 – “Information about the meeting” for details on admission requirements to attend the Annual Meeting.

2015 Proxy Statement  1

Our director nominees
See Part 2 – “Board of Directors” for more information.

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.

Name Occupation		Director since		Other public boards	Committee memberships
	Age		Independent		AC	CC	GN	RPP
William H. Gates III	59	1981	No	1
Co-Chair and Trustee,
Bill & Melinda Gates Foundation
Teri L. List-Stoll	52	2014	Yes	1
Executive Vice President and
CFO, DICK’S Sporting Goods, Inc.
G. Mason Morfit	40	2014	Yes	0
President, ValueAct Capital
Satya Nadella	48	2014	No	0
CEO, Microsoft
Charles H. Noski	63	2003	Yes	2
Former Vice Chairman,
Bank of America Corporation
Helmut Panke	69	2003	Yes	2
Former Chairman of the Board of
Management, BMW Bayerische
Motoren Werke AG
Sandra E. Peterson	56	N/A	Yes	1
Group Worldwide Chairman,
Johnson & Johnson
Charles W. Scharf	50	2014	Yes	1
CEO, Visa, Inc.
John W. Stanton	60	2014	Yes	1
Chairman, Trilogy International
Partners, Inc.
John W. Thompson	66	2012	Yes	0
Independent Chairman, Microsoft;
CEO, Virtual Instruments, Inc.
Padmasree Warrior	55	N/A	Yes	2
Former Chief Strategy and Technology
Officer, Cisco Systems, Inc.
AC	Audit Committee	Chair
CC	Compensation Committee	Member
GN	Governance and Nominating Committee	Financial expert
RPP	Regulatory and Public Policy Committee

Dr. Maria Klawe will not seek re-election at the 2015 Annual Meeting. Dr. Klawe currently serves on the Compensation Committee and Regulatory and Public Policy Committee. Sandra Peterson and Padmasree Warrior are both nominated for election to the Board at the Annual Meeting. The Board will consider committee appointments for Mmes. Peterson and Warrior once elected to the Board.

2  Microsoft

Corporate governance highlights
See Part 1 – “Corporate governance at Microsoft” for more information.

Director independence

Experience

The Board and Board Committees

●Independent Chairman of the Board; Chairman and CEO positions separate since 2000
●9 of 11 director nominees are independent
●All committee members are independent
●Independent directors meet in executive session
●Our Board and committees conduct annual evaluations
●We have robust director orientation and continuing education programs for directors
●We are committed to Board refreshment
●All Audit Committee members are financially literate and 3 are “audit committee financial experts”
●Our Compensation Committee uses an independent compensation consultant

Shareholder rights

●Directors are elected by majority vote in uncontested elections
●All directors elected annually
●Our bylaws provide for proxy access by shareholders
●We have a confidential voting policy
●Holders of 25% or more of outstanding shares can call a special meeting

Shareholder outreach

We maintain a vigorous shareholder engagement program. During fiscal year 2015, independent members of our Board and members of senior management conducted outreach to a cross-section of shareholders owning approximately 40% of our outstanding shares.

2015 Proxy Statement  3

Executive compensation matters

See Part 3 – “Named Executive Officer compensation” for more information.

Business performance

During fiscal year 2015, we continued to refine our strategic focus, further streamlined our business, and achieved solid growth as we made progress in our ambition to be the productivity and platform company for a mobile-first and cloud-first world. We delivered innovation and remained disciplined in managing our operating expenses.

●Revenue was $93.6 billion, an increase of 8% from the prior fiscal year.
●Operating expenses, excluding impairment, integration and restructuring costs, grew only 2%.
●Returned $23.3 billion to shareholders through dividends and stock buybacks, an increase of 48%.

Our efforts to reduce our headcount and restructure our phone business unfavorably affected our profitability for the year, as evidenced by:

●$18.2 billion in operating income, a decrease of 35%.
●$1.48 diluted earnings per share, a decrease of 44%.

Excluding the impact of impairment, integration, and restructuring costs, our full year operating income and diluted earnings per share would have been $28.2 billion and $2.63, respectively, which were comparable to the prior year.[1]

Other significant accomplishments during fiscal year 2015 included:

●Commercial Cloud revenue grew 106%, reaching an annualized revenue run rate of over $8 billion.
●Delivered Office mobile on iOS and Android, surpassing 150 million downloads.
●Completed the development and testing that led to the successful release of Windows 10 on July 29, 2015, now with over 110 million active Windows 10 devices.
●Increased Azure revenue and compute usage over 100% in the fourth quarter year-over-year.
●Bing surpassed 20% U.S. search market share, and search advertising revenue grew 22%.
●Sold over 12 million Xbox consoles, and increased Xbox Live users 22%.
●Office 365 consumer subscribers grew to over 15 million, with users growing at nearly 1 million per month by the end of the fiscal year.
●Delivered total shareholder return of 8.67%.

(1) See Annex A for a reconciliation of non-GAAP and GAAP measures presented.

Note about forward-looking statements
This Proxy Statement includes estimates, projections and statements relating to our business plans, objectives and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report, including this Proxy Summary and Part 3 – “Named Executive Officer compensation.” These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

4  Microsoft

Executive compensation advisory vote

Our Board of Directors recommends that shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement (the “say-on-pay” vote), for the following reasons.

Pay for performance

Fiscal year 2015 executive compensation. Over 70% of fiscal year 2015 target compensation for our CEO and other named executive officers was paid through equity, providing direct alignment with returns to shareholders and incentives to drive long-term business success. The annual cash incentive awards for our named executive officers ranged from 100% to 130% of target and there were no special awards. The compensation package for our CEO is designed to motivate him to successfully implement our business transformation and create sustainable long-term value for shareholders by means of a long-term performance-based stock award. The one-time long-term award he received in February 2014 in connection with his promotion to CEO will provide equity compensation to Mr. Nadella if he successfully implements our business transformation, creates sustainable long-term value for shareholders, and as a result Microsoft performs well relative to the S&P 500 companies over the seven-year period.

The evolution of executive compensation for fiscal year 2016 and beyond. In our 2014 Proxy Statement, we committed to developing long-term incentives for our executive officers that used performance measures aligned to the evolution of Microsoft’s business models and long-term objectives, and to implementing those arrangements as part of the senior executive compensation program in fiscal year 2016. As described in Part 3 – “Named Executive Officer compensation-The Evolution of Our Pay for Performance Philosophy,” our fiscal year 2016 Executive Officer Incentive Plan awards for Mr. Nadella and his senior leadership team include stronger, explicit ties to specific long-term performance objectives and over 90% of target annual compensation, on average, will be variable based on performance. Our say-on-pay vote in 2014, while passing, was lower than in previous years and not satisfactory to the Compensation Committee. These compensation changes respond to feedback we received through the say-on-pay vote and extensive shareholder engagement we conducted over the last year.

Sound program design

We designed our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success and industry leadership while considering individual and Company performance and alignment with the interests of long-term shareholders. We achieve our objectives through compensation that:

✓	provides a competitive total pay opportunity,
✓	consists primarily of stock-based compensation,
✓	enhances retention through multi-year vesting of stock awards, and
✓	does not encourage unnecessary and excessive risk taking.
Best practices in executive compensation
Some of our leading practices include:
✓	an executive compensation recovery policy,
✓	an executive stock ownership policy,
✓	a policy prohibiting pledging and hedging ownership of Microsoft stock,
✓	no executive-only perquisites or benefits,
✓	no employment contracts or change in control protections, and
✓	no supplemental executive retirement programs.

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1	Corporate governance at Microsoft

Corporate governance principles and practices

Shareholder outreach and our corporate governance cycle

Microsoft believes that effective corporate governance should include regular, constructive conversations with our shareholders. We actively engage with our shareholders as part of our annual corporate governance cycle described below.

Annual corporate governance cycle

An important component of transparency is effectively communicating governance policies and practices to all shareholders and other stakeholders. With over 3.4 million Microsoft shareholders, both direct dialogue and ‘one-tomany’ communications are necessary to provide the scale to reach all shareholders. To this end, during the past year Microsoft took the following steps to engage these communities.

Shareholder Outreach – Independent members of our Board and members of senior management conducted outreach to a cross-section of shareholders owning approximately 40% of our outstanding shares. Our CEO, Satya Nadella, remains committed to investing time with our shareholders to increase transparency and better understand their perspectives, including by participating in our quarterly earnings calls and other forums for communication.

Director Video Series – We released the sixth installment of our director video series featuring interviews with members of our Board. The videos provide an informal opportunity for Microsoft’s directors to discuss their approach to serving as a director at Microsoft. The complete series can be viewed on Microsoft’s Investor Relations site at www.microsoft.com/investor/CorporateGovernance/BoardOfDirectors/default.aspx.

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Microsoft on the Issues – We continued to make regular policy blog posts on Microsoft on the Issues. Blogs included a synopsis of our commitment to shareholder engagement, including the latest in the series of director interviews, our adoption of proxy access and other topics of importance including citizenship, privacy, cybersecurity, online safety, jobs, and education. We disseminated information posted on the Microsoft on the Issues blog via a number of social media handles, including @MSFTIssues and @MSFTNews.

Corporate Web Site. Our investor relations site incorporates corporate governance and citizenship content, which are important topics to investors.

Corporate governance framework

Corporate governance at Microsoft is designed to promote the long-term interests of our shareholders, maintain internal checks and balances, strengthen management accountability, engender public trust, and foster responsible decision making and accountability.

Our governance framework is designed to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions independent of management. Our goal is to align the interests of directors, management, and shareholders, and comply with or exceed the requirements of the NASDAQ Stock Market (“NASDAQ”) and applicable law. This framework establishes the practices our Board follows with respect to:

●Board composition and member selection,
●Board meetings and involvement of senior management,
●chief executive officer performance evaluation,
●management succession planning,
●Board committees, and
●director compensation.

Corporate governance documents
✓ Amended and Restated Articles of Incorporation	✓ Compensation Committee Charter
✓ Bylaws	✓ Governance and Nominating Committee Charter
✓ Corporate Governance Guidelines	✓ Regulatory and Public Policy Committee Charter
✓ Director Independence Guidelines	✓ Stock Ownership and Holding Requirements for
✓ Microsoft Finance Code of Professional Conduct	Microsoft Corporation Executives
✓ Microsoft Standards of Business Conduct	✓ Executive Compensation Recovery Policy
✓ Audit Committee Charter and Responsibilities Calendar	✓ Compensation Consultant Independence Standards

These documents are all available at http://aka.ms/policiesandguidelines.

Independent Chairman of the Board

John Thompson serves as independent Chairman of the Board. The roles of chairman and chief executive officer have been separate since 2000.

The independent directors annually appoint a Chairman of the Board. As Chairman, Mr. Thompson leads the activities of the Board, including:

●calling meetings of the Board and independent directors,
●setting the agenda for Board meetings in consultation with the CEO and corporate secretary,
●chairing executive sessions of the independent directors,
●engaging with shareholders, and
●acting as an advisor to Mr. Nadella on strategic aspects of the CEO role with regular consultations on major developments and decisions likely to interest the Board.

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He also performs the other duties specified in the Corporate Governance Guidelines or assigned by the Board.

Our Board believes its leadership structure effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It gives primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while the Chairman facilitates our Board’s independent oversight of management, promotes communication between management and our Board, engages with shareholders, and leads our Board’s consideration of key governance matters. The Board believes its programs for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect how it structures its leadership.

Board independence

●Substantial majority of independent directors – Nine of our eleven director nominees are independent of the Company and management. We are committed to maintaining a substantial majority of independent directors.
●Executive sessions of independent directors – At each quarterly Board meeting, time is set aside for the independent directors to meet in executive session without Company management present. Additional executive sessions are held as needed.
●Independent compensation consultant – The compensation consultant retained by the Compensation Committee is independent of the Company and management as described in our Compensation Consultant Independence Standards.

Board committee independence and expertise

●Committee independence – Only independent directors are members of the Board’s committees.
●Committee executive sessions of independent directors – At each regularly scheduled meeting, members of the Audit Committee, Compensation Committee, and Regulatory and Public Policy Committee meet in executive session. Additional executive sessions of all Board committees are held as needed.
●Financial sophistication and expertise – All members of the Audit Committee meet the NASDAQ listing standard of financial sophistication, and Ms. List-Stoll, Mr. Noski and Dr. Panke are “audit committee financial experts” under Securities and Exchange Commission (“SEC”) rules.

Shareholder rights

●Majority voting – We have a majority vote standard for director elections. In an uncontested election, directors are elected by the majority of votes cast.
●Annual elections – All directors are elected annually. Microsoft does not have a classified board.
●Proxy access – In August 2015, our Board adopted a “Proxy Access for Director Nominations” bylaw, which permits eligible shareholders to nominate candidates for election to the Microsoft Board. Proxy access candidates will be included in the Company’s proxy statement and ballot. The proxy access bylaw provides that holders:

●of at least 3 percent of Microsoft’s outstanding shares, which can comprise up to 20 shareholders,
●holding the shares continuously for at least 3 years,
●can nominate two individuals or 20 percent of the Board, whichever is greater, for election at an annual shareholders meeting.

●Confidential voting – We have a confidential voting policy to protect the voting privacy of our individual shareholders.
●Special meetings – Shareholders representing 25% or more of outstanding shares can call a special shareholders meeting.

Risk oversight

●Board – The Board oversees risk management at the Company. The Board exercises direct oversight of strategic risks to the Company and other risk areas not delegated to one of its committees.
●Committees – The Audit Committee reviews and assesses the Company’s processes to manage financial reporting risk and to manage investment, tax, and other financial risks. It also reviews the Company’s policies for risk assessment and steps management has taken to control significant risks, except those delegated by the Board to other committees. The Compensation Committee oversees compensation programs and policies and their effect on risk taking by management. The Regulatory and Public Policy Committee oversees risks related to competition and antitrust, data privacy and cybersecurity, and workforce and immigration laws and regulations.

In each case, management periodically reports to the Board or relevant committee, which provides guidance on risk assessment and mitigation. Each committee charged with risk oversight reports up to the Board on those matters.

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Compensation

●Compensation clawback – We have a strong ‘no-fault’ executive compensation recovery policy that applies to executive officers and our principal accounting officer.
●Stock ownership – We have stock ownership policies for directors, executive officers, and other senior executives to promote a long-term perspective in managing the enterprise and to help align the interests of our shareholders, executives, and directors.
●Anti-hedging and pledging policy – We prohibit our directors and executive officers from hedging their ownership of Microsoft stock, including trading in options, puts, calls, or other derivative instruments related to Company stock or debt. Directors and executive officers are prohibited from purchasing Microsoft stock on margin, borrowing against Microsoft stock held in a margin account, or pledging Microsoft stock as collateral for a loan.

Director orientation and continuing education

●Board orientation – Our orientation programs familiarize new directors with Microsoft’s businesses, strategies, and policies, and assist new directors in developing the skills and knowledge required for their service on the Board of Directors.
●Continuing education – Continuing education programs assist directors in maintaining skills and knowledge necessary or appropriate for the performance of their responsibilities. These programs may include internally developed materials and presentations, programs presented by third parties, and financial and administrative support to attend qualifying academic or other independent programs.

Board and committee evaluations

Each year, our Board and its committees conduct self-evaluations to assess their effectiveness and adherence to the Corporate Governance Guidelines and committee charters, and to identify opportunities to improve Board and committee performance.

●Board evaluation – The Governance and Nominating Committee conducts an annual evaluation of the performance of the Board and each of its members. The results are reported to the Board. The report includes an assessment of the Board’s compliance with the principles in the Corporate Governance Guidelines, and identification of areas in which the Board could improve its performance.
●Committee evaluations – Each committee conducts an annual performance evaluation and reports the results to the Board. Each committee’s report includes an assessment of the committee’s compliance with the principles in the Corporate Governance Guidelines and the committee’s charter, as well as identification of areas in which the committee could improve its performance.

Citizenship governance

Microsoft’s citizenship mission is to serve globally the needs of communities and fulfill our responsibilities to the public. With our citizenship commitments, we seek to advance our Company mission to empower every person and every organization on the planet to achieve more through our corporate policies and business practices, our products, and our investments in communities. We believe doing so generates long-term value for our business, our shareholders, and communities around the world.

More broadly, citizenship at Microsoft relies on the combined efforts of all our employees, business and operational groups, and global subsidiaries. Together, they help identify emerging issues and societal challenges where Microsoft can add the greatest value, develop and implement new strategies and programs, and monitor our progress. Microsoft celebrated the launch of Windows 10 on July 29, 2015, by committing to Upgrade Your World, a yearlong initiative that celebrates people and organizations doing great things, including a series of partnerships with 10 global and 100 local nonprofit organizations. Find more information at http://aka.ms/windowsupgradeyourworld. Upgrade Your World is just one example of the many ways Microsoft contributes to local communities worldwide, as Microsoft and its employees donate more than $1 billion each year to more than 100,000 nonprofit organizations around the world. In September 2015 we announced a $75 million commitment to TEALS (Technology Education and Literacy in Schools) education though our YouthSpark initiative.

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Given the importance of citizenship to Microsoft’s long-term business success, the responsibilities of the Regulatory and Public Policy Committee include reviewing and providing guidance to the Board and management about the Company’s policies and programs that relate to corporate citizenship, including human rights, environmental sustainability, corporate social responsibility, supply chain management, charitable giving, and political activities and expenditures.

For an in-depth review of Microsoft’s approach to corporate citizenship and performance in fiscal year 2015, please visit our 2015 Microsoft Citizenship Report at www.microsoft.com/citizenshipreport.

Political contributions

Microsoft recognizes the increasing interest of U.S. public company shareholders in establishing greater transparency about corporate political contributions. We disclose our political contributions to support candidates and ballot measures and how certain of our trade association membership dues are used for political activities. As part of our commitment to transparency, we developed our Principles and Policies Guiding Microsoft Participation in Public Policy Process in the United States, which focus on ensuring compliance with applicable federal and state laws and are designed to go beyond compliance to implement what we consider leading practices in corporate accountability, transparency, integrity, and responsibility. The policy is available at www.microsoft.com/politicalengagement.

Shareholder communication with directors

Shareholders are invited to contact the Board about corporate governance or the Board of Directors. Inquiries meeting these criteria will be received and processed by management before being forwarded to the Board, a committee of the Board, or a director as designated in your message. Communications relating to other topics, including those that are primarily commercial in nature, will not be forwarded.

AskBoard@microsoft.com
MSC 123/9999 Office of the Corporate Secretary Microsoft Corporation One Microsoft Way Redmond, WA 98052-6399

Concerns about accounting or auditing matters or possible violations of our Standards of Business Conduct should be reported under the procedures outlined in the Microsoft Standards of Business Conduct, which is available on our website at http://aka.ms/buscond.

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2	Board of Directors

Proposal 1: Election of Directors

Eleven directors have been nominated for election at the Annual Meeting to hold office until the 2016 Annual Meeting. Dr. Maria Klawe is not seeking re-election and her Board service will end on the date of the Annual Meeting. The Board has nominated for election Sandra Peterson and Padmasree Warrior and, if elected, their terms will begin on December 2, 2015. The Board has authorized increasing its size to eleven members coincident with their election. The nominees were evaluated and recommended by the Governance and Nominating Committee in accordance with its charter and our Corporate Governance Guidelines. For additional information about the nominees and their qualifications, please see Part 2 – “Board of Directors – Director nominations and qualifications.” You can also view our video series featuring members of our Board at www.microsoft.com/investor/board.

Each director will be elected by a vote of the majority of the votes cast, meaning that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director.

Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees:

Name	Age	Director since	Occupation
William H. Gates III	59	1981	Co-Chair and Trustee, Bill & Melinda Gates Foundation
Teri L. List-Stoll	52	2014	Executive Vice President and CFO, DICK’S Sporting Goods, Inc.
G. Mason Morfit	40	2014	President, ValueAct Capital
Satya Nadella	48	2014	CEO, Microsoft
Charles H. Noski	63	2003	Former Vice Chairman, Bank of America Corporation
Helmut Panke	69	2003	Former Chairman of the Board of Management, BMW Bayerische
			Motoren Werke AG
Sandra E. Peterson	56	N/A	Group Worldwide Chairman, Johnson & Johnson
Charles W. Scharf	50	2014	CEO, Visa, Inc.
John W. Stanton	60	2014	Chairman, Trilogy International Partners, Inc.
John W. Thompson	66	2012	Independent Chairman, Microsoft; CEO, Virtual Instruments, Inc.
Padmasree Warrior	55	N/A	Former Chief Technology and Strategy Officer, Cisco Systems, Inc.

Director nominations and qualifications

Selection of Board members

The Company’s shareholders elect Board members annually. The Governance and Nominating Committee recommends to the Board director candidates for nomination and election at the annual shareholders meeting or for appointment to fill vacancies. The Governance and Nominating Committee annually reviews with the Board the skills and characteristics required of Board nominees, considering current Board composition and Company circumstances. In making its recommendations to our Board, the Governance and Nominating Committee considers the qualifications of individual director candidates in light of the Board membership criteria described below. The Governance and Nominating Committee retains any search firms and approves payment of their fees.

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Board membership criteria

The Governance and Nominating Committee works with our Board to determine the characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience in business, education, and public service. Characteristics expected of all directors include

●	independence,
●	integrity,
●	high personal and professional ethics,
●	sound business judgment, and
●	the ability and willingness to commit sufficient time to the Board.

In evaluating the suitability of individual Board members, our Board considers many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large, publicly traded company in today’s business environment; understanding of our business and technology; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. The Board is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which Board nominees are selected. Our Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience.

In determining whether to recommend a director for re-election, the Governance and Nominating Committee considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board, and the results of the most recent Board evaluation.

The Governance and Nominating Committee assesses its efforts to maintain an effective and diverse Board of Directors in the course of its regular responsibilities, which include annually

●	reporting to our Board on the performance and effectiveness of the Board,
●	presenting to our Board individuals recommended for election to the Board at the Annual Meeting, and
●	assessing the Governance and Nominating Committee’s own performance.

In addition to the annual review of the Board composition, the Governance and Nominating Committee works with the full Board to regularly evaluate the composition of the Board to assess whether one or more directors should be added in view of director departures, the number of directors needed to fulfill the Board’s responsibilities under the Corporate Governance Guidelines and committee charters, and the skills and capabilities that are relevant to the Board’s work and the Company’s strategy.

Shareholders previously elected all current Board members. In recruiting the two new director nominees, Mmes. Peterson and Warrior, the Governance and Nominating Committee retained the search firm of Spencer Stuart to help identify director prospects, perform candidate outreach, assist in reference and background checks, and provide other related services. The recruiting process typically involves either the search firm or a member of the Governance and Nominating Committee contacting a prospect to gauge his or her interest and availability. A candidate will then meet with several members of the Board including Mr. Nadella, and then meet with members of management as appropriate. At the same time, the Governance and Nominating Committee and the search firm will contact references for the prospect. A background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

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The table below summarizes key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on the Board of Directors. A mark indicates a specific area of focus or expertise on which the Board relies most. The lack of a mark does not mean the director does not possess that qualification or skill. Each director biography below describes each director’s qualifications and relevant experience in more detail.

Experience, expertise or attribute
Technology	■			■	■		■	■	■	■	■
Leadership	■			■	■	■	■	■	■	■
Global business	■	■		■	■	■	■	■	■	■	■
Financial	■	■	■		■	■		■	■	■
Mergers and acquisitions		■	■		■			■	■	■	■
Public company board service and governance	■	■	■	■	■	■	■	■	■	■	■
Sales and marketing		■				■	■	■		■
Ethnic, gender, national or other diversity		■		■		■	■			■	■

Shareholder recommendations and nominations of director candidates

Shareholder recommendations

The Governance and Nominating Committee considers shareholder recommendations for candidates for the Board of Directors using the same criteria described above. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating shareholder’s ownership of Company stock must be sent to the attention of MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399.

Shareholder nominations

In addition, as described in Part 1 – “Corporate Governance at Microsoft – Shareholder Authority,” our Bylaws provide for proxy access shareholder nominations of director candidates. A shareholder who wishes to nominate a candidate must follow the procedures described in Article 1 of our Bylaws.

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Our director nominees

William H. Gates III

Technology
Leadership
Global business
Financial
Public company board service and governance

Age 59    Director since 1981
Mr. Gates, a cofounder of Microsoft, served as Chairman from our incorporation in 1981 until 2014. He currently acts as a Technical Advisor to Mr. Nadella on key development projects. Mr. Gates retired as an employee in 2008. Mr. Gates served as Chief Software Architect from 2000 until 2006, when he announced his two-year plan to transition out of a day-to-day full-time employee role. Mr. Gates served as Chief Executive Officer from 1981 until 2000, when he resigned as Chief Executive Officer and assumed the position of Chief Software Architect. As co-chair of the Bill & Melinda Gates Foundation, Mr. Gates shapes and approves grant-making strategies, advocates for the foundation’s issues, and helps set the overall direction of the organization.

Qualifications

As a founder of Microsoft, Mr. Gates’ foresight and his vision for personal computing have been central to the success of Microsoft and the software industry. He has unparalleled knowledge of the Company’s history, strategies, and technologies. As Chairman and Chief Executive Officer of the Company from its incorporation in 1981 to 2000, he grew Microsoft from a fledgling business into the world’s leading software company, in the process creating one of the world’s most prolific sources of innovation and powerful brands. As Chief Software Architect from 2000 to 2006, and through 2008 when he retired as an employee of Microsoft, Mr. Gates set in motion technological and strategic programs that are a core part of the Company. He continues to provide technical and strategic input on our evolution as a productivity and platform company for the mobile-first and cloud-first world. His work overseeing the Bill and Melinda Gates Foundation provides global insights relevant to the Company’s current and future business opportunities and a keen appreciation of stakeholder interests.

Microsoft Committees

None

Other Public Company Directorships

- Berkshire Hathaway Inc.

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Teri L. List-Stoll

Global business
Financial
Mergers and acquisitions
Public company board service and governance
Sales and marketing
Ethnic, gender, national or other diversity

Age 52    Director since 2014
Ms. List-Stoll joined DICK’S Sporting Goods, Inc. as Executive Vice President and Chief Financial Officer in August 2015. From December 2013 to March 2015, Ms. List-Stoll served as Executive Vice President and Chief Financial Officer for Kraft Foods Group, and then as a senior advisor through May 2015. As CFO, she led Kraft’s finance, information services, and business process excellence organizations and was responsible for financial planning, financial accounting and reporting, internal audit, treasury, tax, acquisitions and divestitures, and investor relations. Ms. List-Stoll joined Kraft in September 2013 as Senior Vice President leading the business unit finance teams. Prior to Kraft, Ms. List-Stoll was at Procter & Gamble (“P&G”) for nearly 20 years, where she last served as Senior Vice President and Treasurer. Ms. List-Stoll started with P&G in 1994 and held finance leadership roles across a diverse range of areas including business unit management, supply chain, sales, accounting, and financial planning and analysis. From 1991 to 1993, Ms. List-Stoll was a fellow with the Financial Accounting Standards Board (“FASB”). Prior to her fellowship at FASB, she spent six years at Deloitte & Touche, providing financial counsel to large multinational companies.

Qualifications

Ms. List-Stoll brings to the Board significant financial expertise, having spent her professional career in a broad range of finance and accounting roles. She has exceptional financial and operational experience from her two decades in consumer goods and retail industries. As Executive Vice President and Chief Financial Officer for DICK’S Sporting Goods and in her previous roles at Kraft Foods Group and P&G, Ms. List-Stoll has a proven record of accomplishment leading diverse and complex financial functions, providing an understanding of complex financial management and accounting matters similar to those Microsoft faces. Her experience involving business unit management, supply chain and sales at a major consumer products company provides valuable insights into the Company’s consumer opportunities.

Microsoft Committees

- Audit
- Governance and Nominating

Other Public Company Directorships

- Danaher Corporation

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G. Mason Morfit

Financial
Mergers and acquisitions
Public company board service and governance

Age 40 Director since 2014
Mr. Morfit is the President of ValueAct Capital, a significant Microsoft shareholder. He has been a non-managing member of ValueAct Capital Management, L.P. since 2003 and was an associate with ValueAct Capital from January 2001 to December 2002. Prior to joining ValueAct Capital, Mr. Morfit worked in equity research for Credit Suisse First Boston from 1999 to 2000. He has a B.A. from Princeton University, and is a former CFA charter holder.

Qualifications

Mr. Morfit is a seasoned investor involved in strategic planning for other public and private companies, including companies involved in significant periods of transition. His experience on the audit, governance, and compensation committees of other public companies positions him to be a valuable and versatile asset in a variety of contexts and committee roles. Mr. Morfit has substantial experience in analyzing financial statements and capital allocation decisions.

Microsoft Committees

- Audit
- Compensation

Other Public Company Directorships

None

Former Public Company Directorships Held in the Past Five Years

- C.R. Bard, Inc.
- Immucor, Inc.
- Valeant Pharmaceuticals International, Inc.

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Satya Nadella

Technology
Leadership
Global business
Public company board service and governance
Ethnic, gender, national or other diversity

Age 48 Director since 2014
Mr. Nadella was appointed Chief Executive Officer and a Director in February 2014. He served as Executive Vice President, Cloud and Enterprise since July 2013. From 2011 to 2013, Mr. Nadella served as President, Server and Tools. From 2009 to 2011, he was Senior Vice President, Online Services Division. From 2008 to 2009, he was Senior Vice President, Search, Portal and Advertising. Since joining Microsoft in 1992, Mr. Nadella’s roles also included Vice President of the Business Division.

Qualifications

The Board of Directors chose Mr. Nadella to lead Microsoft as Chief Executive Officer and serve on the Board because he is a proven leader with masterful engineering skills, business vision, and the ability to bring people together. His understanding of how technology will be used and experienced around the world will serve us well in our next chapter of innovation and growth. Mr. Nadella’s decades-long history with Microsoft gives him deep insight into our culture, operations, and strategic direction. He spearheaded major strategy and technical shifts across the company’s products and services, most notably our move to the cloud and the development of one of the largest cloud infrastructures in the world supporting Bing, Xbox, Office 365 and other services. This experience is fundamental to the Company’s current strategic direction. The business groups he managed delivered strong, consistent growth, outperforming the market and taking share from competitors, demonstrating his ability to translate vision into business results.

Microsoft Committees

None

Other Public Company Directorships

None

Former Public Company Directorships Held in the Past Five Years

- Riverbed Technology, Inc.

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Charles H. Noski

Technology
Leadership
Global business
Financial
Mergers and acquisitions
Public company board service and governance

Age 63      Director since 2003

Mr. Noski served as Vice Chairman of Bank of America Corporation from June 2011 until September 2012. From May 2010 through June 2011, he served as Executive Vice President and Chief Financial Officer of Bank of America Corporation. From 2003 to 2005, Mr. Noski served as Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation and served as a director from 2002 to 2005. Mr. Noski joined AT&T in 1999 as Senior Executive Vice President and Chief Financial Officer and was named Vice Chairman of AT&T’s board of directors in 2002. Mr. Noski retired from AT&T upon completion of its restructuring in 2002. Prior to joining AT&T, Mr. Noski was President, Chief Operating Officer, and a member of the board of directors of Hughes Electronics Corporation, a publicly traded subsidiary of General Motors Corporation in the satellite and wireless communications business. He is immediate past Chairman of the Financial Accounting Standards Advisory Council of the FASB, a member of the AICPA and FEI, a past member of the Standing Advisory Group of the PCAOB, and a director of the National Association of Corporate Directors.

Qualifications

With his extensive background in finance, accounting, risk, capital markets, and business operations, Mr. Noski has a unique portfolio of business skills. He has served as a senior executive officer or head of a business unit of a major public company in a variety of contexts. A large part of Mr. Noski’s executive experience has been in the technology sector, including multinational telecommunications companies. His service with leading organizations in the accounting and auditing fields reflects his expertise in finance and accounting matters. Mr. Noski has served on a wide range of public company boards in the technology, industrial, and finance fields.

Microsoft Committees

- Audit (Chair)
- Governance and Nominating

Other Public Company Directorships

- Avon Products, Inc.
- The Priceline Group Inc.

Former Public Company Directorships Held in the Past Five Years

- Avery Dennison Corporation
- Merrill Lynch & Co (wholly-owned subsidiary of Bank of America Corporation)

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Helmut Panke, Ph.D.

Leadership
Global business
Financial
Public company board service and governance
Sales and marketing
Ethnic, gender, national or other diversity

Age 69      Director since 2003

Dr. Panke served as Chairman of the Board of Management of BMW Bayerische Motoren Werke AG from 2002 through 2006. From 1999 to 2002, he served as a member of the Board of Management for Finance. From 1996 to 1999, Dr. Panke was a member of the Board of Management for Human Resources and Information Technology. In his role as Chairman and Chief Executive Officer of BMW (US) Holding Corp. from 1993 to 1996, he was responsible for the company’s North American activities. He joined BMW in 1982.

Qualifications

Dr. Panke brings a global perspective to the Microsoft Board of Directors. His almost 25-year career at BMW culminated in leading the company from 2002 to 2006, giving him experience as chief executive officer of a major international public corporation. In addition, his extensive résumé at BMW includes leadership roles in a variety of business disciplines including finance, information technology, worldwide human resources, and operations. Dr. Panke understands product manufacturing processes, how to manage a company through business cycles and intense competition, and how to build and sustain a globally recognized and respected brand. His service on the boards of other prominent international companies enhances his ability to contribute insights on achieving business success in a diverse range of geographies, economic conditions, and competitive environments.

Microsoft Committees

- Audit
- Compensation
- Regulatory and Public Policy (Chair)

Other Public Company Directorships

- Singapore Airlines Limited
- Bayer AG (supervisory board)

Former Public Company Directorships Held in the Past Five Years

- UBS AG

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Sandra E. Peterson

Technology
Leadership
Global business
Public company board service and governance
Sales and marketing
Ethnic, gender, national or other diversity

Age 56

Ms. Peterson has served as the Group Worldwide Chairman and member of the Executive Committee of Johnson & Johnson, a diversified global health care company with leading consumer health, pharmaceutical and medical device businesses, since December 2012. Ms. Peterson previously served as Chairman of the Board of Management of Bayer CropScience AG (a subsidiary of Bayer AG) from 2010 to 2012 and, prior to that, as a member of Bayer CropScience AG’s Board of Management from July 2010 to September 2010. Prior to that, Ms. Peterson served as Executive Vice President and President, Medical Care, Bayer HealthCare LLC from 2009 to 2010, and as President, Diabetes Care Division, from 2005 to 2009. She was Group President of Government for Medco Health Solutions, Inc. (formerly Merck-Medco) from 2003 to 2004, Senior Vice President of Medco’s health businesses from 2001 to 2003 and Senior Vice President of Marketing for Merck-Medco Managed Care LLC from 1999 to 2001.

Qualifications

Ms. Peterson’s skills include extensive operating experience with global companies, product and marketing experience, and expertise with strategy development gained from her executive positions with Johnson & Johnson, Bayer CropScience, Bayer HealthCare and Medco Health Solutions. She has significant information technology experience, financial knowledge and understanding of how to run a highly regulated business. Ms. Peterson has over a decade of experience on the board of another U.S. public company, Dun & Bradstreet, including service as Chairman of the Innovation and Technology Committee and member of the Compensation and Benefits Committee.

Microsoft Committees

None

Other Public Company Directorships

- Dun & Bradstreet Corporation.

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Charles W. Scharf

Technology
Leadership
Global business
Financial
Mergers and acquisitions
Public company board service and governance
Sales and marketing

Age 50      Director since 2014

Mr. Scharf has served as Chief Executive Officer and a Director of Visa Inc., a global payments company, since 2012. Previously, Mr. Scharf was a Managing Director of One Equity Partners, the private investment arm of JPMorgan Chase & Co., a global financial services firm. From 2004 to 2011, Mr. Scharf served as Chief Executive Officer of Retail Financial Services at JPMorgan Chase & Co. and from 2002 to 2004, served as Chief Executive Officer of the retail division of Bank One Corporation, a financial institution. Mr. Scharf also served as Chief Financial Officer of Bank One Corporation from 2000 to 2002, Chief Financial Officer of the Global Corporate and Investment Bank division at Citigroup, Inc., an international financial conglomerate, from 1999 to 2000, and Chief Financial Officer of Salomon Smith Barney, an investment bank, and its predecessor company from 1995 to 1999.

Qualifications

Mr. Scharf, as a sitting CEO of a large global business, adds strategic and operational depth to the Microsoft board, as well as a deep understanding of how commerce is changing globally. Mr. Scharf has more than 25 years of payment systems, financial services and leadership experience from his senior executive roles in some of the leading financial services firms in the world. Throughout his career Mr. Scharf has positively impacted large and complex institutions, from building one of the premier retail banking operations in the U.S. at JPMorgan Chase, to rebuilding the consumer banking brand, improving financial discipline and developing senior talent at Bank One, to overseeing a major business transition and consolidation as a director of Visa Inc. and Visa U.S.A. Mr. Scharf’s leadership skills and knowledge of global finance and commerce position him to contribute significantly to the board’s oversight of our evolving business, operations, and strategies.

Microsoft Committees

- Governance and Nominating

Other Public Company Directorships

- Visa Inc.

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John W. Stanton

Technology
Leadership
Global business
Financial
Mergers and acquisitions
Public company board service and governance

Age 60      Director since 2014

Mr. Stanton founded Trilogy International Partners, Inc., a wireless operator in Central and South America and New Zealand, and Trilogy Equity Partners, a private equity fund that invests in early-stage growth opportunities in the wireless ecosystem in 2005, and currently serves as Chairman of both enterprises. He was a director of Clearwire Corp. from 2008 to 2013 and Chairman between 2011 to 2013. He also served as Clearwire’s Interim Chief Executive Officer during 2011. Mr. Stanton founded and served as Chairman and Chief Executive Officer of Western Wireless Corporation, a wireless telecommunications company, from 1992 until shortly after its acquisition by ALLTEL Corporation in 2005. Mr. Stanton was Chairman and a director of T-Mobile USA, formerly VoiceStream Wireless Corporation, a mobile telecommunications company, from 1994 to 2004 and was Chief Executive Officer from 1998 to 2003.

Qualifications

Mr. Stanton is a recognized pioneer in the wireless telecommunications industry. His leadership of four of the top wireless operators in the United States over the past three decades positions him to contribute significantly to the development of our mobile-first and cloud-first strategies. His experience developing and operating wireless networks in established and developing markets worldwide will assist our efforts to grow our worldwide mobile devices and services footprint as we integrate the Nokia acquisition. Mr. Stanton’s extensive background as a chief executive officer and director of public and private companies will lend valuable perspective and judgment to the Board’s deliberations. His record of accomplishment in multiple business endeavors demonstrates his acumen across the spectrum of strategic planning and financial matters.

Microsoft Committees

- Compensation (Chair)
- Regulatory and Public Policy

Other Public Company Directorships

- Columbia Sportswear Company

Former Public Company Directorships Held in the Past Five Years

- Clearwire Corp.

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John W. Thompson

Technology
Leadership
Global business
Financial
Mergers and acquisitions
Public company board service and governance
Sales and marketing
Ethnic, gender, national or other diversity

Age 66      Director since 2012

Mr. Thompson, previously lead independent director, became independent Chairman of our Board of Directors in February 2014. He currently serves as Chief Executive Officer of Virtual Instruments, a privately-held company whose products are designed to ensure the performance and availability of applications deployed in virtualized and private cloud computing environments. Since 2009, Mr. Thompson has been an active investor in early-stage technology companies in Silicon Valley. Mr. Thompson served as Chairman and Chief Executive Officer of Symantec Corp. beginning in 1999, helping transform Symantec into a leader in security, storage, and systems management solutions. Mr. Thompson stepped down as Chief Executive Officer of Symantec in 2009, and stepped down from Symantec’s board of directors in 2011. Previously, Mr. Thompson held leadership positions in sales, marketing, and software development at IBM, including general manager of IBM Americas. He was a member of IBM’s Worldwide Management Council.

Qualifications

Mr. Thompson has a wealth of leadership experience in the technology industry, including areas such as cloud computing and information security that are important to Microsoft’s strategic direction. As Chief Executive Officer of Virtual Instruments, he understands the critical importance of performance and reliability in enterprises’ physical, virtual, and cloud computing environments. During his 10-year tenure as Chief Executive Officer of Symantec, Mr. Thompson oversaw its transformation into a leader in security, storage, and systems management solutions for individual consumers and large enterprises. Through his senior leadership experiences at Virtual Instruments, Symantec, and IBM, he has expertise in sales, marketing, technology and operations, including managing a large workforce and overseeing international business operations. Mr. Thompson’s experience also includes service as a director of large public companies.

Microsoft Committees

- Governance and Nominating (Chair)
- Regulatory and Public Policy

Other Public Company Directorships

None

Former Public Company Directorships Held in the Past Five Years

- Seagate Technology PLC
- Symantec Corporation
- United Parcel Service

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Padmasree Warrior

Technology
Global business
Mergers and acquisitions
Public company board service and governance
Ethnic, gender, national or other diversity

Age 55

Ms. Warrior served as Strategic Advisor to Cisco Systems, Inc., a leading global networking equipment provider, from June to September 2015. Prior to that, she was Chief Technology and Strategy Officer from July 2012 to June 2015 and served as Chief Technology Officer, Senior Vice President Engineering and General Manager Global Enterprise segment from 2010 to 2012. She joined Cisco in 2008 as the Chief Technology Officer. Before joining Cisco, Ms. Warrior served in various executive roles at Motorola, Inc., a mobile device and telecommunications company, from 1999 to 2007, most recently as Executive Vice President and Chief Technology Officer from 2003 to 2007. Ms. Warrior currently serves on the Board of Directors of The Gap, Inc., a retail apparel company, and Box, Inc., a cloud-based, mobile-optimized enterprise content collaboration platform. Ms. Warrior holds a B.S. in Chemical Engineering from the Indian Institute of Technology in New Delhi and an M.S. in Chemical Engineering from Cornell University.

Qualifications

Ms. Warrior is widely recognized as a visionary business leader in technology. As a senior executive for Cisco, Ms. Warrior was responsible for worldwide business and technology strategy, mergers and acquisitions, equity investments, and innovation. Charged with aligning technology development and corporate strategy, she understands how to make high-stakes decisions in ambiguous and quickly evolving environments. She also has wide-ranging experience as a technical leader at Motorola addressing silicon, hardware and software development challenges. Ms. Warrior brings significant experience in driving technology and operational innovation across a global company, and in forging growth through strategic partnerships and new business models.

Microsoft Committees

None

Other Public Company Directorships

- The Gap, Inc.
- Box, Inc.

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Director independence

Our Corporate Governance Guidelines provide that a substantial majority of our directors will be independent. Our Board of Directors has adopted director independence guidelines to assist in determining each director’s independence. These guidelines are available on our website at www.microsoft.com/investor/independenceguidelines. The guidelines either meet or exceed the independence requirements of NASDAQ. The guidelines identify categories of relationships the Board has determined would not affect a director’s independence, and therefore are not considered by the Board in determining director independence.

Under the director independence guidelines, the Board of Directors must affirmatively determine a director has no relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Annually, each director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Governance and Nominating Committee and Board with relevant known facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the director independence guidelines.

Based on the review and recommendation by the Governance and Nominating Committee, the Board of Directors analyzed the independence of each director and determined that Messrs. Morfit, Noski, Scharf, Stanton, and Thompson, Mmes. List-Stoll, Peterson and Warrior, and Drs. Klawe and Panke meet the standards of independence under our Corporate Governance Guidelines, the director independence guidelines, and applicable NASDAQ listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment.

Meetings and meeting attendance

Our Board of Directors holds regularly scheduled quarterly meetings. Typically, committee meetings occur the day before the Board meeting. During one quarter each year, the committee and Board meetings occur on a single day so the evening and following day can be devoted to the Board’s annual retreat, which includes presentations and discussions with senior management about Microsoft’s long-term strategy. Besides the quarterly meetings, typically there are two other regularly scheduled meetings and several special meetings each year. At each quarterly Board meeting, time is set aside for the independent directors to meet without management present. Our Board met eight times during fiscal year 2015.

Each director nominee who is a current director attended at least 75% of the aggregate of all fiscal year 2015 meetings of the Board and each committee on which he or she served. David Marquardt, who retired from the Board at the expiration of his term following the 2014 Annual Meeting, attended less than 75% of meetings during his partial term from July 1 to December 3, 2014.

Directors are expected to attend the Annual Meeting. All of our directors attended the 2014 Annual Meeting, with the exception of Mr. Gates who was unable to attend.

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Board committees

Our Board has four standing committees: an Audit Committee, a Compensation Committee, a Governance and Nominating Committee, and a Regulatory and Public Policy Committee. Each committee has a written charter, which can be found on our website at http://aka.ms/committees. The table below provides current membership for each Board committee.

Committees of the Board of Directors
Director	Audit	Compensation	Governance and Nominating	Regulatory and Public Policy
William H. Gates III
Maria M. Klawe*		Member		Member
Teri L. List-Stoll	Member		Member
G. Mason Morfit	Member	Member
Satya Nadella
Charles H. Noski	Chair		Member
Helmut Panke	Member	Member		Chair
Charles W. Scharf			Member
John W. Stanton		Chair		Member
John W. Thompson			Chair	Member
Number of meetings in fiscal year 2015	9	6	6	3

*	Dr. Maria Klawe will not seek re-election at the 2015 Annual Meeting. Dr. Klawe currently serves on the Compensation Committee and Regulatory and Public Policy Committee. Sandra Peterson and Padmasree Warrior are both nominated for election to the Board at the Annual Meeting. The Board will consider committee appointments for Mmes. Peterson and Warrior following election to the Board.

Below is a description of each standing committee. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee assists our Board of Directors in overseeing the quality and integrity of our accounting, auditing, and reporting practices. The Audit Committee’s role includes:

●	overseeing the work of our accounting function and internal control over financial reporting,
●	overseeing internal auditing processes,
●	inquiring about significant risks, reviewing our policies for enterprise risk assessment and risk management, and assessing the steps management has taken to control these risks,
●	overseeing business continuity programs,
●	reviewing with management policies, practices, compliance, and risks relating to our investment portfolio,
●	overseeing, with the Regulatory and Public Policy Committee, cybersecurity and other risks relevant to our information technology environment, and
●

reviewing compliance with significant applicable legal, ethical, and regulatory requirements, including those relating to regulatory matters that may have a material impact on our financial statements or internal control over financial reporting.

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to issue audit reports on our financial statements and internal control over financial reporting. The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. The Audit Committee Responsibilities Calendar accompanying the Audit Committee Charter describes the Committee’s specific responsibilities.

The Board of Directors has determined that each Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, the Board has determined that Ms. List-Stoll, Mr. Noski, and Dr. Panke are “audit committee financial experts” as defined by SEC rules.

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Compensation Committee

The primary responsibilities of the Compensation Committee are to:

●	assist our Board of Directors in establishing the annual goals and objectives of the chief executive officer,
●	recommend to the independent members of our Board the compensation of the chief executive officer,
●	oversee an evaluation of the performance of the Company’s other executive officers and approve their compensation targets and awards,
●	oversee and advise our Board on the adoption of policies that govern executive officer compensation programs and other compensation-related polices,
●	assist the Board in overseeing plans for executive officer development and succession,
●	oversee administration of our equity-based compensation and retirement plans, and
●	review and advise our Board and management about policies, programs, and initiatives for diversity and inclusion and workforce management.

Our senior executives for human resources and compensation and benefits support the Compensation Committee in its work. The Compensation Committee delegates to senior management the authority to make equity compensation grants to employees who are not executive officers and to administer the Company’s equity-based compensation plans. The Compensation Committee periodically reviews the compensation paid to non-employee directors, and makes recommendations to our Board of Directors for any adjustments.

The Compensation Committee Charter describes the specific responsibilities and functions of the Committee.

Compensation consultant

The Compensation Committee retains Semler Brossy Consulting Group, LLC (“Semler Brossy”) to advise the Committee on marketplace trends in executive compensation, management proposals for compensation programs, and executive officer compensation decisions. Semler Brossy also evaluates compensation for the next levels of senior management and equity compensation programs generally. The firm also consults with the Compensation Committee about its recommendations to the Board of Directors on chief executive officer and director compensation.

Consultant independence

Semler Brossy is directly accountable to the Compensation Committee. To maintain the independence of the firm’s advice, Semler Brossy does not provide any services for Microsoft other than those described above. The Compensation Committee has adopted Compensation Consultant Independence Standards, which can be viewed at www.microsoft.com/investor/compconsultant. This policy requires that the Compensation Committee annually assess the independence of its compensation consultant. A consultant satisfying the following requirements will be considered independent. The consultant (including each individual employee of the consultant providing services):

●	is retained and terminated by, has its compensation fixed by, and reports solely to the Compensation Committee,
●	is independent of the Company,
●	will not perform any work for Company management except at the request of the Compensation Committee chair and in the capacity of the Committee’s agent, and
●	does not provide any unrelated services or products to the Company, its affiliates, or management, except for surveys purchased from the consultant firm.

In assessing the consultant’s independence, the Compensation Committee considers the nature and amount of work performed for the Committee during the year, the nature of any unrelated services performed for the Company, and the fees paid for those services in relation to the firm’s total revenues. The consultant annually prepares for the Compensation Committee an independence letter providing assurances and confirmation of the consultant’s independent status under the policy. The Compensation Committee believes that Semler Brossy has been independent during its service for the Committee.

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Governance and Nominating Committee

The principal responsibilities of the Governance and Nominating Committee are to:

●	annually establish the process for reviewing the chief executive officer’s performance,
●	determine and recommend the slate of director nominees for election to our Board of Directors at the annual shareholders meeting,
●	identify, recruit, and recommend candidates for the Board,
●	review and make recommendations to the Board about the composition of Board committees,
●	annually evaluate the performance and effectiveness of the Board,
●	monitor adherence to, review, and recommend changes to our corporate governance framework, and
●	review and provide guidance to the Board and management about the framework for the Board’s oversight of and involvement in shareholder engagement.

The Governance and Nominating Committee annually reviews the charters of Board committees and, after consultation with the respective Committees, makes recommendations, if necessary, about changes to the charters. The Governance and Nominating Committee Charter describes the specific responsibilities and functions of the Committee.

Regulatory and Public Policy Committee

The principal responsibilities of the Regulatory and Public Policy Committee are to:

●

review and advise the Board of Directors and management about legal, regulatory, and compliance matters concerning competition and antitrust, data privacy, cybersecurity, workforce and immigration laws and regulation,

●	with the Audit Committee, review risks relevant to our information system architecture and controls and cybersecurity,
●	with the Compensation Committee, review policies, programs, and initiatives for workforce management and diversity and inclusion, and
●

review our policies and programs that relate to matters of corporate citizenship, including human rights, corporate social responsibility, environmental sustainability, supply chain management, and political activities and expenditures.

The Regulatory and Public Policy Committee Charter describes the specific responsibilities and functions of the Committee.

Director compensation

The Compensation Committee periodically reviews compensation paid to non-employee directors and makes recommendations for adjustments, as appropriate, to the full Board of Directors. Our objective for compensation to non-employee directors is to pay at or near the median of the Dow 30, to award the majority of compensation in equity, and to make meaningful adjustments every few years, rather than smaller adjustments that are more frequent. The Audit Committee chair retainer increased from $15,000 to $30,000 effective December 3, 2014 in consideration of the time commitment associated with this role. There were no other changes to director compensation for fiscal year 2015.

Non-employee director compensation structure
Regular retainers (all directors except Messrs. Gates*, Nadella, and Thompson)
Base annual retainer (TOTAL)	$250,000
Cash	$100,000
Stock award	$150,000
Annual committee chair retainer	$15,000
Annual Audit Committee chair retainer	$30,000
Annual Audit Committee member retainer	$15,000
Independent Chairman retainer
Annual independent Chairman retainer (TOTAL – in lieu of other retainers)	$675,000
Cash	$100,000
Stock award	$575,000

* In December 2014, Mr. Gates waived his future cash and equity retainers.

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The Company pays for reimbursement of reasonable expenses incurred in connection with Board-related activities.

Director retainers are paid quarterly in arrears. Quarterly periods are measured beginning with the Annual Meeting. At the end of each quarterly period, we pay 25% of the total annual retainer to each director. Retainers are pro-rated for directors who join or leave the Board or have a change in Board role during a quarterly period.

Directors may elect to defer and convert to equity all or part of their annual cash retainer, and to defer receipt of all or part of their annual equity retainer under the Deferred Compensation Plan for Non-Employee Directors. Amounts deferred are maintained in bookkeeping accounts that are deemed invested in Microsoft common stock, and dividends paid on the deferred equity are deemed to be invested in our common stock. We calculate the number of shares credited by dividing each quarterly amount deferred by the closing market price of our common stock on the originally scheduled payment date. Accounts in the plan are distributed in shares of Microsoft common stock, with payments either in installments beginning on separation from Board service or in a lump sum amount paid no later than the fifth anniversary after separation from Board service.

Non-executive Chairman compensation

The independent members of the Board appointed John Thompson as independent non-executive Chairman of the Board. Mr. Thompson’s pay reflects the additional time commitment for this role compared to other non-employee directors, which includes: (i) managing meetings of the Board of Directors, leading the work to set the agenda for Board meetings, leading the Board’s annual chief executive officer performance review, and representing the Board at the annual shareholders meeting, (ii) meeting with the Company’s investors, (iii) acting as an advisor to Mr. Nadella on strategic aspects of the chief executive officer role with regular consultations on major developments and decisions that are likely to be of interest to the Board, and (iv) at the request of Mr. Nadella, interacting with external audiences. To compensate Mr. Thompson for the greater responsibilities of the non-executive Chairman role, he receives the annual chairman retainer in lieu of the regular Board retainers.

Director stock ownership policy

To align the interests of our directors and shareholders, our Board of Directors believes that directors should have a significant financial stake in Microsoft. Under the Corporate Governance Guidelines, each director should own Microsoft shares equal in value to a minimum of three times the base annual retainer payable to a director. Each director must retain 50 percent of all net shares (post tax) from the retainer until reaching the minimum share ownership requirement. Stock deferred under the Deferred Compensation Plan for Non-Employee Directors counts toward the minimum ownership requirement. Each of our directors complied with our stock ownership policy at the end of fiscal year 2015.

Fiscal year 2015 director compensation

This table describes the cash and equity portions of the annual retainer paid to each non-employee director in fiscal year 2015.1

Name	Fees Earned or paid in cash[2] ($)	Stock awards ($)	Total ($)
Steven A. Ballmer[3]	25,000	37,500	62,500
Dina Dublon[4]	65,000	75,000	140,000
William H. Gates III[5]	25,000	37,500	62,500
Maria M. Klawe	100,000	150,000	250,000
Teri L. List-Stoll[6]	74,750	97,500	172,250
David F. Marquardt[7]	50,000	75,000	125,000
G. Mason Morfit	115,000	150,000	265,000
Charles H. Noski[8]	137,500	150,000	287,500
Helmut Panke	130,000	150,000	280,000
Charles W. Scharf[9]	65,000	97,500	162,500
John W. Stanton[10]	88,206	121,060	209,266
John W. Thompson[11]	100,000	575,000	675,000

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(1)	Mr. Nadella received no compensation as a director. He is excluded from the table because we fully describe his compensation in Part 3 – “Named Executive Officer compensation.”
(2)	The value of fractional shares is excluded.
(3)	Mr. Ballmer retired from the Board on August 19, 2014.
(4)	Ms. Dublon retired from the Board on December 3, 2014.
(5)	In December 2014, Mr. Gates waived his future cash and equity retainers.
(6)	Ms. List-Stoll’s compensation began October 1, 2014 when she joined the Board. She elected to defer a portion of the cash component of her compensation. The stock award value converted into 2,459 shares of our common stock.
(7)	Mr. Marquardt retired from the Board on December 3, 2014.
(8)	Mr. Noski’s compensation was increased as a result of the Audit Committee chair retainer increase effective December 3, 2014. He elected to defer the stock award component of his compensation. The stock award value converted into 3,328 shares of our common stock.
(9)	Mr. Scharf’s compensation began October 1, 2014 when he joined the Board.
(10)	Mr. Stanton’s compensation began July 30, 2014 when he joined the Board.
(11)	Mr. Thompson elected to defer the stock award component of his compensation. The stock award value converted into 12,763 shares of our common stock.

Certain relationships and related transactions

We are a global company with extensive operations in the United States and many foreign countries. Every year we spend tens of billions of dollars for goods and services purchased from third parties. The authority of our employees to purchase goods and services is widely dispersed. Because of these far-reaching activities, there may be transactions and business arrangements with businesses and other organizations in which one of our directors, executive officers, or nominees for director, or their immediate families, or a greater than 5% owner of our stock, may also be a director, executive officer, or investor, or have some other direct or indirect material interest. We will refer to these relationships generally as related-party transactions.

Related-party transactions have the potential to create actual or perceived conflicts of interest between Microsoft and its directors and executive officers or their immediate family members. The Audit Committee has established a written policy and procedures for review and approval of related-party transactions. If a related-party transaction subject to review directly or indirectly involves a member of the Audit Committee (or an immediate family member or domestic partner), the remaining Committee members will conduct the review. In evaluating a related-party transaction, the Audit Committee considers, among other factors:

●	the goods or services provided by or to the related party,
●	the nature of the transaction and the costs to be incurred by Microsoft or payments to Microsoft,
●	the benefits associated with the transaction and whether comparable or alternative goods or services are available to Microsoft from unrelated parties,
●	the business advantage Microsoft would gain by engaging in the transaction,
●	the significance of the transaction to Microsoft and to the related party, and
●	management’s determination that the transaction is in the best interests of Microsoft.

To receive Audit Committee approval, a related-party transaction must have a Microsoft business purpose and be on terms that are fair and reasonable to Microsoft, and as favorable to Microsoft as would be available from non-related entities in comparable transactions. The Audit Committee also requires that the transaction meet the same Microsoft standards that apply to comparable transactions with unaffiliated entities.

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3	Named Executive Officer compensation

Proposal 2: Advisory vote on Named Executive Officer compensation

As required by SEC rules, we are asking for your advisory vote on the following resolution (the “say-on-pay” resolution):

Resolved, that the shareholders approve, in a nonbinding vote, the compensation of the Company’s Named Executives, as disclosed in “Part 3 – Named Executive Officer compensation.”

We currently hold our say-on-pay vote every year and the next vote will be in 2016. Shareholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur no later than 2017.

Statement in support

Pay for performance

Our annual compensation program allows our Compensation Committee and Board to determine pay based on a comprehensive view of executive officer roles and responsibilities and their performance, and is designed to produce long-term business success.

Through our ongoing shareholder engagement, we received consistent feedback that investors favor incentive compensation tied to specific performance measures that drive long-term performance and value creation.

Our fiscal year 2016 Incentive Plan awards for Mr. Nadella and our other executive officers include significant elements tied to specific long-term performance objectives. Key features of our fiscal year 2016 executive compensation program include:

●	On average, over 90% of annual total target compensation will be variable based on performance.
●

Previously, 70% of annual total target compensation was in the form of a time-based stock award. Half of that value is now to be delivered in the form of a multi-year performance-based stock award with specific financial and strategic performance objectives, and half will be in time-based stock awards that may vary with a subjective performance assessment.

●	We introduced a relative total shareholder return (“TSR”) multiplier to reward significant outperformance that creates closer alignment with the interests of our long-term shareholders.
●	We reduced the maximum cash incentive award to give greater emphasis to long-term incentive opportunities.
●

New multi-year performance-based stock awards, with challenging targets will be granted each year (i.e., with rolling performance targets), allowing a flexible approach that adapts to our evolving business environment.

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Sound program design

We designed our compensation programs for Named Executives to attract, motivate, and retain the key executives who drive our success and industry leadership. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our compensation program design and decisions. We achieve our objectives through compensation that:

✓	provides a competitive total pay opportunity,
✓	consists primarily of stock-based compensation, which encourages our Named Executives to act as owners with an equity stake in Microsoft,
✓	enhances retention by subjecting a significant percentage of total compensation to multi-year vesting, and
✓	does not encourage unnecessary and excessive risk taking.

Although the vote is non-binding, the Board and the Compensation Committee will review the voting results and through our regular shareholder engagement seek to understand the factors that influenced the voting results. The Board and the Compensation Committee will consider constructive feedback obtained through this process in making future decisions about our executive compensation programs.

Best practices in executive compensation
Our compensation programs for Named Executives do not provide inappropriate incentives or reward inappropriate risks.

We do
✓	Have a stock ownership policy that reinforces alignment between shareholders and our executive officers
✓	Have an executive compensation recovery policy to ensure accountability
✓	Prohibit pledging, hedging, and trading in derivatives of Microsoft securities
✓	Have an independent compensation consultant advising the Compensation Committee
✓	Responsibly manage the use of equity compensation

We do not
✗	Award stock options
✗	Offer executive-only perquisites or benefits (no tax gross-ups, club memberships, car allowances or medical benefits)
✗	Have employment contracts
✗	Provide change in control protections
✗	Have special retirement programs
✗	Guarantee bonuses

Our Board of Directors recommends a vote FOR approval, on a non-binding, advisory basis, of the compensation paid to our Named Executives in fiscal year 2015.

Compensation discussion and analysis

This Compensation Discussion and Analysis provides information about our fiscal year 2015 compensation program for our fiscal year 2015 named executive officers (the “Named Executives”).

In fiscal year 2015, we continued Microsoft’s progress in leading the transformation of how individuals and organizations use and interact with technology. We continued to develop our business model, leadership, and organizational structure to advance our strategy to build best-in-class platforms and productivity services for a mobile-first and cloud-first world that are focused on large addressable markets with high growth opportunities. To help drive this critical evolution, we adopted a new executive incentive program for fiscal year 2016 that introduces more performance-based pay aligned with key strategic opportunities, financial performance and shareholder returns.

The contents of this Compensation Discussion and Analysis are organized into six sections.

Section 1 – Fiscal year 2015 in review

Section 2 – The evolution of our pay for performance philosophy

Section 3 – Fiscal year 2015 compensation decisions

Section 4 – Executive compensation overview

Section 5 – Compensation design process for fiscal year 2015

Section 6 – Other compensation policies and information

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Section 1 – Fiscal year 2015 in review

Business overview

Ongoing corporate transformation

During fiscal year 2015, we continued to refine our strategic focus, which included these major initiatives:

●	Focused our research and development efforts on three interconnected ambitions:
●	Reinvent productivity and business processes.
●	Build the intelligent cloud platform.
●	Create more personal computing.
●	Further streamlined our business, restructuring our operations to improve our agility, controlling overall operating expenses, and improving how we build and deliver products.
●	Completed multiple commercial agreements and acquisitions to strengthen our position in search, mapping, mobile applications, gaming, and our enterprise cloud platform.

Fiscal year 2015 financial performance

In fiscal year 2015, we achieved solid growth as we made progress in our ambition to be the productivity and platform company for a mobile-first and cloud-first world. We delivered innovation and remained disciplined in managing our operating expenses.

●	Revenue was $93.6 billion, an increase of 8% from the prior fiscal year.
●	Operating expenses, excluding impairment, integration and restructuring costs, grew only 2%.
●	Returned $23.3 billion to shareholders through dividends and stock buybacks, an increase of 48%.

Our efforts to reduce our headcount and restructure our phone business unfavorably affected our profitability for the year, as evidenced by:

●	$18.2 billion in operating income, a decrease of 35%.
●	$1.48 diluted earnings per share, a decrease of 44%.

Excluding the impact of impairment, integration, and restructuring costs, our full year operating income and diluted earnings per share would have been $28.2 billion and $2.63, respectively, which were comparable to the prior year.1

We rigorously focused our acquisition strategy to align with our ambitions and new business model, and pursued transactions that we believe allow us to remain on the cutting edge of technological innovation and offer the opportunity to create long-term shareholder value. Several examples are:

●	Accompli: A provider of innovative mobile email apps for iOS and Android.
●	Mojang: Developer of the incredibly popular Minecraft game.
●	Wunderlist: A cloud-based task management application that allows users to manage their tasks from any device.
●	Revolution Analytics: High-performance computing, big data and analytics technology.

Other significant accomplishments

Other significant accomplishments during fiscal year 2015 included:

●	Commercial Cloud revenue grew 106%, reaching an annualized revenue run rate of over $8 billion.
●	Delivered Office mobile on iOS and Android, surpassing 150 million downloads.
●	Completed the development and testing that led to the successful release of Windows 10 on July 29, 2015, now with over 100 million active Windows 10 devices.
●	Increased Azure revenue and compute usage over 100% in the fourth quarter year-over-year.
●	Bing surpassed 20% U.S. search market share, and search advertising revenue grew 22%.
●	Sold over 12 million Xbox consoles, and increased Xbox Live users 22%.
●	Office 365 consumer subscribers grew to over 15 million, with users growing at nearly 1 million per month by the end of the fiscal year.
●	Delivered total shareholder return of 8.67%.

(1) See Annex A for a reconciliation of non-GAAP and GAAP measures presented.

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Strong long-term performance

Our total shareholder return, cash returned to shareholders, and annual revenue for the past three years have been strong, notwithstanding the impact of our business realignment on our fiscal year 2015 profitability.

Total shareholder return (%)	Total cash returned to shareholders

60%
50%
40%
30%
20%
10%
0%
8.67%
35.05%
57.17%
1 Year
2 Year
3 Year

$25
$20
$15
$10
$5
$0
(in billions)
$12.31
$4.61
$7.70
$15.68
$6.41
$9.27
$23.27
$13.21
$10.06
FY13
FY14
FY15
Dividend
Buyback

3-year revenue and EPS

Revenue (in billions)
$95
$90
$85
$80
$75
$70
EPS
$2.65
$2.64
$2.63
$2.62
$2.61
$2.60
$2.59
$2.58
$2.57
$2.56
$2.55
FY13
FY14
FY15
Revenue
EPS*

* FY14 and FY15 EPS is non-GAAP; adjusted for impairment, integration and restructuring expenses

Section 2 – The evolution of our pay for performance philosophy

Introduction of performance-based long-term incentives

We have been transitioning our pay practices to increase the percentage of compensation tied to objective performance measures. This change began with the pay package Satya Nadella received when he was appointed as our CEO in February 2014. This package included a significant performance element in the form of a one-time long-term performance-based stock award (the “LTPSA”). Our Board designed the LTPSA to provide Mr. Nadella with a significant equity compensation opportunity if he successfully implements our business transformation and creates sustainable long-term value for shareholders that results in strong performance relative to S&P 500 companies over a long-term horizon (through 2021). Our Board does not intend to grant any other special awards to Mr. Nadella during the next several years and did not grant any special awards to him in fiscal year 2015.

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Incentive compensation changes for fiscal year 2016 enhance direct alignment with company performance

Through our ongoing shareholder engagement, we received consistent feedback that investors favor incentive compensation tied to specific performance measures that drive long-term performance and value creation. In our 2014 Proxy Statement, we committed that management and the Compensation Committee would develop long-term incentives for our executive officers that used performance measures aligned to the evolution of Microsoft’s business models and long-term objectives, and that we intended to implement those arrangements as part of the senior executive compensation program in fiscal year 2016. Our fiscal year 2016 Executive Officer Incentive Plan (“Incentive Plan”) for Mr. Nadella and our executive officers includes significant elements tied to specific long-term performance objectives. The following diagram illustrates the transition from our prior executive officer compensation program to our 2016 program.

Compensation program evolution*

2015	2016
Annual Base Salary 9%	Annual Base Salary 9%
Annual Cash Incentive Award 18%	Annual Cash Incentive Award 18%
Stock Award 73%	Performance Stock Award 36.5%
Stock Award** 36.5%

* Percentage shown at target award level. Graphic excludes other compensation.

** Stock Award with time-based vesting; award level based on individual performance.

Key features of our fiscal year 2016 executive compensation program include:

●	On average, over 90% of annual total target compensation will be variable based on performance.
●

Previously, approximately 70% of annual total target compensation was in the form of a fixed stock award, all of which was time-based. As described in more detail below, half of that value will now be delivered in the form of a multi-year performance-based stock award (“PSA”) with specific financial and strategic performance objectives, and half will be in time-based stock awards (“SA”) that will be variable based on individual performance and capability of delivering future contributions.

●	Reduced maximum annual cash incentive awards to increase focus on long-term incentive opportunities.
●	New three-year PSAs with challenging targets will be granted each year (i.e., with rolling performance targets), allowing a flexible approach that adapts to our evolving business environment.
●	Introduced a relative total shareholder return (“TSR”) multiplier to PSAs to reward significant outperformance that creates closer alignment with the interests of our long-term shareholders.

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The PSAs have these key attributes:

Feature	Design	Rationale
Performance measurement period	Three years	Reinforce the importance of long-term value creation
Performance measures	Objective Company-wide financial and quantitative strategic measures with thresholds below which no shares will be earned	Shared targets that combine focus on accountability for annual business performance while striving for major strategic objectives, supporting our business transformation
Performance periods overlap	A new three-year performance period is set each year, with performance periods overlapping	Overlapping periods limit impact of short-term business performance or price fluctuations on final outcomes and allow us to adjust priorities in a rapidly changing environment
Payout opportunity	Ranges from 0% to 400% of the target number of shares, including the TSR multiplier	Establishes accountability for underperformance and incentive for out-performance
Performance Multiplier

Microsoft’s TSR must be positive and at or above the 60th percentile of the S&P 500 for the performance period to trigger the multiplier. The performance multiplier will increase the number of shares linearly up to an additional 1/3 of earned shares when Microsoft’s TSR is at or above the 80th percentile

Provides an opportunity to receive additional shares of Microsoft common stock only if Microsoft significantly outperforms the market

The following diagram reflects the two types of equity awards that comprise our long-term incentive compensation program and the performance measures for the PSAs.

Performance share metrics and weight for FY16-FY18

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Shareholder feedback considered in evolution of pay program

We deeply value the continued interest of and feedback from our shareholders, and are committed to maintaining our active dialogue with shareholders to ensure a diversity of perspectives are thoughtfully considered. As part of our active engagement with our shareholders, during fiscal year 2015 independent members of our Board and members of senior management spoke with investors collectively holding approximately 35% of outstanding shares about our pay program. The feedback gained from these interactions was an important input in constructing changes for the fiscal year 2016 pay program.

Section 3 – Fiscal year 2015 compensation decisions

Fiscal year 2015 executive compensation actions and decisions

Having addressed our stock ownership objectives for Mr. Nadella in connection with his appointment as our CEO, the compensation actions and decisions for the Named Executives for their fiscal year 2015 performance reflected a more typical fiscal year, with the Compensation Committee taking these actions under the 2015 pay program:

●

Cash Incentive: Made cash awards for fiscal year 2015 to Mr. Nadella in an amount that represented 120% of his target annual cash award, and to the other Named Executives in amounts ranging from 100% to 130% of their target annual cash awards;

●

Stock Incentive: Granted stock awards that vest in four equal annual installments, to Mr. Nadella with a grant date fair value of $12,761,263, and to the other Named Executives in amounts with grant date fair values ranging from $4,833,835 to $9,184,243;

Performance review process for our CEO

To determine incentive awards and compensation changes, the independent members of our Board annually assess our CEO’s performance. This evaluation considers:

●	a summary of Microsoft’s performance for the fiscal year using a wide range of quantitative and qualitative financial, operational, and strategic assessments;
●	input from Microsoft’s senior executives about Mr. Nadella’s leadership;
●	Mr. Nadella’s evaluation of the Company’s and his individual performance over the past fiscal year; and
●	the factors listed below under “Performance review process for other Named Executives.”

Based on the results of this assessment, the Compensation Committee will recommend Mr. Nadella’s Incentive Plan award and any base salary adjustment to the independent members of our Board. The Compensation Committee does not apply a formula to determine these amounts. Instead, the Compensation Committee exercises its business judgment in making its recommendations, considering Mr. Nadella’s performance evaluation, our performance relative to other technology companies, the performance relative to target for the other executive officers over the same period, and input from the Compensation Committee’s compensation consultant, Semler Brossy.

Fiscal year 2015 Incentive Plan award decision for Mr. Nadella

For fiscal year 2015, the Compensation Committee recommended, and the independent members of our Board of Directors approved, an Incentive Plan cash award of $4,320,000 for Mr. Nadella, which was 120% of his target award. In reaching this decision, the independent members of our Board of Directors considered Mr. Nadella’s performance against his core priorities and the financial and operational performance of Microsoft. His base salary was not changed for fiscal year 2016 consistent with our Board’s intention when he was promoted to CEO in February 2014.

In fiscal year 2015, operating income and earnings per share declined, while consistent progress was made in building future growth opportunities. Mr. Nadella provided strong, consistent vision and execution on our mobile-first and cloud-first strategy, continued to effectively guide the transformation of the Company’s culture and he effectively represented the Company with customers, partners, investors and employees. Mr. Nadella established and articulated the Company’s three broad ambitions to focus the Company’s offerings, and consolidated the operating systems and devices groups into the Windows and Devices Group. Under his leadership, Windows 10 was successfully launched and the executive compensation program became significantly more performance-based.

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Performance review process for other Named Executives

The Compensation Committee reviewed each executive officer’s performance following the end of the fiscal year. Mr. Nadella and Kathleen Hogan, our Executive Vice President, Human Resources, also participated in these discussions.

The Compensation Committee placed significant weight on Mr. Nadella’s recommendations for the compensation of our executive officers and his evaluation of each executive officer’s performance for the fiscal year because of his firsthand knowledge of each individual’s contributions. In developing his recommendations, Mr. Nadella evaluated and considered performance-related information against a wide range of quantitative and qualitative financial, operational, and strategic assessments.

The Compensation Committee also reviewed company-wide and business performance against quantitative and qualitative financial, operational, and strategic measures. These measures vary from individual to individual based on an executive officer’s specific responsibilities and the function or group he or she leads, and may include (in alphabetical order):

●	Compliance and integrity	●	Operational excellence
●	Contribution margin	●	Organizational culture and leadership
●	Corporate citizenship	●	Organizational diversity
●	Customer acceptance	●	Product development and implementation
●	Customer satisfaction	●	Quality
●	Developer community satisfaction	●	Revenue
●	Efficiency and productivity	●	Sales and licensing volume
●	Innovation	●	Strategic progress

The Compensation Committee also considers any other information it deems relevant. After completing this review process, the Compensation Committee, exercising its business judgment, determines each executive officer’s Incentive Plan cash award for the just-completed fiscal year.

Fiscal year 2015 cash compensation actions for other Named Executives

After evaluating our other Named Executives’ performance for fiscal year 2015, the Compensation Committee approved the following Incentive Plan cash awards.

Amy E. Hood

As our Executive Vice President and Chief Financial Officer, Ms. Hood led Microsoft’s worldwide finance organization, including acquisitions and divestitures, treasury activities, tax planning, accounting and reporting, internal audit, investor relations, global procurement, and facilities.

During fiscal year 2015, Ms. Hood continued to build organizational capability and operational excellence to accelerate Microsoft’s business transformation. Revenue grew 8% while a disciplined approach to expenses resulted in operating expenses increasing only 2%, excluding impairment, integration, and restructuring costs. Charges for impairment, integration, and restructuring related to the phone hardware business affected fiscal year 2015 results, resulting in a 35% decrease in operating income and a 44% decrease in earnings per share. Excluding these charges operating income increased by 1% to $28.2 billion and earnings per share were comparable to the prior year.1 Under Ms. Hood’s leadership, Microsoft maintained a disciplined approach to resource allocation, which allowed increased investment in growth initiatives throughout the year and a gross margin improvement of 1%. Microsoft increased its stock repurchases and dividends declared by 48% to $23.3 billion.

Based on her fiscal year 2015 performance, Ms. Hood received a cash award of $1,978,000, which was 130% of her target award.

Margaret L. Johnson

As our Executive Vice President, Business Development, Ms. Johnson led Microsoft’s strategic business transactions and partnerships across various industries with key customers, strategic innovation partners, original equipment manufacturers, key accounts, third-party publishers, and industry influencers. She joined Microsoft on September 1, 2014.

(1) See Annex A for a reconciliation of non-GAAP and GAAP measures presented in these performance summaries.

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Ms. Johnson’s strategic relationship management and focused approach on creating collaboration with internal business groups across the organization aligned to the Company’s efforts to drive new growth in mobility and the cloud. Under Ms. Johnson’s leadership, the Company developed an innovative new partnership with Uber, including transferring Microsoft’s imagery acquisition operations to Uber. She also led the collaboration with Cyanogen, a mobile computing company with an operating system built on Android, to integrate and distribute Microsoft consumer apps and services on Cyanogen Operating System to enable Microsoft to bring new experiences to mobile users in markets around the world.

Based on her fiscal year 2015 performance, Ms. Johnson received a cash award of $1,295,000, which was 120% of her target award.

Bradford L. Smith

On September 11, 2015, Mr. Smith was appointed President and Chief Legal Officer. Previously, as our Executive Vice President and General Counsel, Legal and Corporate Affairs, Mr. Smith led the Legal and Corporate Affairs group that is responsible for Microsoft’s legal work, intellectual property portfolio and patent licensing business, and its government affairs, public policy, and corporate citizenship and philanthropic work. He also served as Microsoft’s Corporate Secretary and Chief Compliance Officer.

During fiscal year 2015, Mr. Smith’s strong leadership contributed to meeting the budget for successfully monetizing the Company’s patent portfolio through licensing agreements. The litigation team reduced the annual cost of litigation settlements and legal fees significantly and prevailed in over 80% of decided cases. Mr. Smith led development of the Company’s strategies on government surveillance reform and has emerged as one of the technology industry’s leading spokespeople on issues of personal privacy. He also increased the impact of the Company’s corporate citizenship activities, which provided software and services to over 120,000 nonprofits, reached more than 21 million youth through YouthSpark grants,and was recognized as #1 in Corporate Responsibility Magazine’s 100 Best Corporate Citizenships list for standout performance in environmental, economic, and social values.

Based on his fiscal year 2015 performance, Mr. Smith received a cash award of $1,300,000, which was 100% of his target award.

B. Kevin Turner

As our Chief Operating Officer, Mr. Turner was responsible for the operational leadership of Microsoft’s worldwide sales, field marketing, and services organization. Mr. Turner also managed support and partner channels, Microsoft stores, and corporate support functions for Information Technology, Worldwide Licensing & Pricing, and Operations.

Under Mr. Turner’s leadership, fiscal 2015 revenue increased by 8%. Microsoft’s momentum continued in its commercial cloud, with revenue surpassing an $8 billion annualized run rate and revenue growing 106% over fiscal year 2014. Azure revenue and compute usage increased in the fourth quarter by over 100% year over year. Mr. Turner maintained focus on Office 365 with 74% growth in Commercial seats, and deployment reaching four out of five Fortune 500 enterprises. Computing and Gaming Hardware revenue increased 12%, primarily as a result of higher revenue from Surface.

Based on his fiscal year 2015 performance, Mr. Turner received a cash award of $2,200,000, which was 100% of his target award.

Fiscal year 2015 stock awards for Named Executives

As part of each Named Executive’s annual compensation, at the beginning of the fiscal year in September 2014, the Compensation Committee (or, for Mr. Nadella, the independent members of the Board) granted stock awards under the Incentive Plan to each of the Named Executives based on his or her role and responsibilities, as described further in Section 4 below:

●

The Compensation Committee targets delivery of at least 70% of the target annual total direct compensation opportunity for each Named Executive in the form of stock awards to align their interests with those of our shareholders.

●	Annual stock awards vest in four equal annual installments.
●	The number of shares awarded is determined by dividing the award value by the closing price of Microsoft common stock on the last business day in August of the fiscal year of grant.

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For fiscal year 2015, these awards were:

Named Executive	Number of Shares	Grant Date Fair Value of Annual Stock Award
Satya Nadella	290,557	$12,761,263
Amy E. Hood	138,675	$6,090,606
Margaret L. Johnson	110,060	$4,833,835
Bradford L. Smith	110,060	$4,833,835
B. Kevin Turner	209,113	$9,184,243

Section 4 – Executive compensation overview

Executive compensation program objectives

These core tenets inform the design of our executive compensation program.

●	We pay competitively compared to the market to provide a total pay opportunity that will attract, motivate, and retain the executives who drive our success and industry leadership;
●	Beginning in 2016, we will pay for performance by delivering a large majority of pay through performance-based incentives;
●

We are responsible to our shareholders and align executive and shareholder interests by delivering a high percentage of the pay opportunity through equity, incentivizing efforts that yield results over the long term;

●	We are focused on the long term by subjecting a large majority of total compensation to multi-year vesting or performance requirements; and
●	We avoid encouraging unnecessary and excessive risk-taking through our vesting and stock holding requirements and clawback provisions.
Executive compensation best practices
Some of our leading practices include:
✓	A stock ownership policy that reinforces the alignment of executive officer and shareholder interests
✓	An executive compensation recovery (“clawback”) policy to ensure accountability
✓	A policy prohibiting pledging, hedging, and trading in derivatives of Microsoft securities
✓	An independent compensation consultant that advises the Compensation Committee
✓	Responsible management of the use of equity compensation
✓	No stock option awards
✓	No executive-only perquisites or other personal benefits (no tax gross-ups, club memberships, car allowances or premium medical benefits)
✓	No employment agreements
✓	No change in control protections
✓	No special retirement programs
✓	No guaranteed bonuses

Independent compensation consultant

The Compensation Committee retains Semler Brossy, a national executive compensation consulting firm that is independent of management, to assist and advise the Compensation Committee in its review and oversight of our executive compensation program. See Part 2 – “Board of Directors – Compensation Committee – Compensation Consultant” for more information on Semler Brossy’s role and independence as an advisor to the Compensation Committee.

Compensation elements

During fiscal year 2015, no compensation was awarded outside the annual performance review and recruiting processes.

Target annual compensation program

The fiscal year 2015 annual pay program consisted of three components:

●	Base salary;
●

A cash award under the Incentive Plan payable in September 2015. Target cash awards for our Named Executives ranged from 200% to 300% of base salary earned for the fiscal year, depending on the executive. Each executive was eligible to receive from zero to 300% of the target cash award based upon corporate, business group, and individual performance; and

●	A stock award under the Incentive Plan granted in September 2014 for shares of Microsoft common stock that vest in four equal annual installments.

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The number of shares of Microsoft common stock subject to each Incentive Plan stock award is determined by dividing the award value by the closing price of Microsoft common stock on the last business day in August of the fiscal year in which the award was granted. These stock awards should deliver at least 70% of the target total direct annual compensation opportunity for the Named Executives.

Pay mix versus peers

Our target annual pay mix places a higher proportion of pay in equity compensation than our peer companies. The foregoing chart provides information about the fiscal year 2015 targets for our Named Executives compared to the named executive officers of our Technology and Dow 30 peer groups (as defined below), using data available in mid-2014 when we conducted our fiscal year 2015 compensation planning.

Peer group variable cash comprises discretionary bonuses, target annual non-equity incentive plan awards, and target multi-year non-equity incentive plan awards.

Section 5 – Compensation design process for fiscal year 2015

Executive compensation program design

Competitive market assessment

We compete with global information technology and large market capitalization U.S. companies and smaller, high-growth technology businesses for senior executive talent. We continually monitor the marketplace and the compensation levels and pay practices of other companies to respond to marketplace changes.

To ensure we have current information to set appropriate compensation levels, we conduct an executive compensation market analysis each year that draws from third-party compensation surveys and publicly available executive compensation data for two groups of peer companies. For 2015, these two groups were:

●

information technology companies that produce software or hardware or provide online or cloud-based services, employ work forces with skill sets and professional backgrounds similar to those of our work force, and have a significant global presence (the “Technology Peer Group”); and

●	large, diversified companies with significant international operations (the “Dow 30 Peer Group”).

We supplement this analysis with additional market information specific to each executive officer’s role. Because other companies actively recruit our executive officers to fill their senior leadership positions, we also supplement this market information with data on external opportunities potentially available to our executive officers.

While our market analysis informs the decisions of the independent members of our Board of Directors and the Compensation Committee on the range of compensation opportunities, we do not tie executive officer compensation to specific market percentiles. We give greater weight to the pay levels and practices of our technology peers because they represent the primary labor market in which we compete for key talent.

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For fiscal year 2015, these two peer groups were:

Fiscal year 2015 peer groups
Technology peer group		Dow 30 peer group
■Accenture ■Adobe Systems ■Amazon ■Apple ■Cisco Systems* ■EMC ■Facebook ■Google	■Hewlett-Packard ■IBM* ■Intel* ■Oracle ■Qualcomm ■Symantec ■Yahoo	■3M ■American Express ■AT&T ■Boeing ■Caterpillar ■Chevron ■Coca-Cola ■DuPont ■ExxonMobil	■General Electric ■Goldman Sachs ■Home Depot ■JP Morgan Chase ■Johnson & Johnson ■McDonald’s ■Merck ■Nike ■Pfizer	■Procter & Gamble ■Travelers Companies ■United Technologies ■UnitedHealth Group ■Verizon ■Visa, Inc ■Wal-Mart ■Walt Disney

* Technology companies in the Technology Peer Group are omitted from the Dow 30 Peer Group to avoid duplication. For fiscal year 2015, EMC and Qualcomm replaced BlackBerry and SAP in our Technology Peer Group. Changes in the Dow 30 Peer Group are reflected as they occur.

In conjunction with designing the 2016 incentive program, we reconsidered the composition of the peer groups and determined a single peer group comprised of general industry and technology companies would appropriately represent our peers while simplifying related analytical work. Semler Brossy led the peer group selection analysis on behalf of the Compensation Committee. We selected a combination of the largest technology and general industry companies in terms of market capitalization, revenue, and earnings before interest, taxes, depreciation and amortization (EBITDA) because we believe these companies are led by executives with similarly complex roles. We also screened companies to ensure they had a significant presence outside the United States, and we excluded companies in the financial services sector because of the different regulatory environment in which they operate. For fiscal year 2016 our peer group companies are:

Fiscal year 2016 peer group
Technology		General industry
■Amazon ■Apple ■Cisco Systems ■Facebook ■Google	■Hewlett-Packard ■IBM ■Intel ■Oracle ■Qualcomm	■AT&T ■Chevron ■Coca-Cola ■Comcast ■ExxonMobil ■General Electric ■Johnson & Johnson	■Merck ■PepsiCo ■Pfizer ■Procter & Gamble ■Verizon ■Wal-Mart ■Walt Disney

In March 2015, when we selected the peer group for fiscal year 2016, Microsoft was significantly larger than the median of these companies on the key dimensions of our screening criteria.

Criteria	Median of FY16 Peer Group	Microsoft
Market Capitalization	$192 Billion	$388 Billion
Revenue	$70 Billion	$87 Billion
EBITDA	$20 Billion	$34 Billion

Technology labor market

Our businesses operate in very dynamic environments. The technology labor market is hyper-competitive with demand growing faster than the supply of technical talent, resulting in significant increases in compensation at all employee levels at the companies with whom we compete for talent. The same conditions exist in the market for executive level talent that can provide innovative leadership while managing at a global scale across complex businesses. We expect these trends to continue and we expect to continue to adjust our approach to executive compensation to respond to market conditions.

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Scope of executive roles

Our executive officers have demanding roles leading large global organizations, overseeing complex and interdependent strategic initiatives. The following chart represents our current position relative to our combined peer companies on three dimensions (based on publicly available information as of July 2015). Often, our roles involve greater scope and complexity than similar positions at the companies in the Technology Peer Group and the Dow 30 Peer group.

Revenue, market capitalization, and headcount – Microsoft’s position relative to 2015 peer companies

Establishing compensation opportunities

In September 2014, Mr. Nadella recommended to the Compensation Committee fiscal year 2015 Incentive Plan stock awards and target cash awards for each of the other executive officers. In making these recommendations, he considered an array of information that, depending on the executive officer, included:

●	his or her role and responsibilities;
●

compensation data from our peer groups and other competitive market information reflecting the scale and scope of his or her role. For this purpose, the peer groups are tailored to comprise companies that represent the function the executive officer oversees;

●	the relationship of target total direct compensation among internal peers; and
●

information about the market for executive talent gained through our monitoring of external market pay practices, our experience recruiting for executive positions at Microsoft, and efforts by others to recruit our executive officers.

The Compensation Committee, applying its independent judgment, then formulated a stock award and a target cash award for each executive officer based on Mr. Nadella’s recommendation, the factors Mr. Nadella considered when formulating his recommendations, and input from the Compensation Committee’s compensation consultant, Semler Brossy. There were no base salary adjustments for the Named Executives in fiscal year 2015.

For fiscal year 2015, our Named Executives’ potential cash awards under the Incentive Plan were limited to 300% of their target cash award opportunities.

Determining Incentive Plan cash awards

Each year, our Named Executives participate in a performance review process that drives the Incentive Plan cash award determinations for the prior fiscal year. The independent members of our Board of Directors conduct the performance review and determine awards for Mr. Nadella, based on the recommendation of the Compensation Committee. The Compensation Committee determines the Incentive Plan cash awards for our other Named Executives, based on the recommendations of Mr. Nadella. Semler Brossy advises the Compensation Committee on Incentive Plan design and award levels.

Compensation Committee consideration of 2014 say-on-pay vote and subsequent shareholder engagement

As previously discussed, we actively engage with our shareholders on a range of topics, including executive compensation. The Compensation Committee carefully considers both the level of voting support from our shareholders on our say-on-pay vote as well as direct feedback received from shareholders when evaluating our executive compensation plans.

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At the 2014 Annual Meeting, 72.6% of the votes cast supported our advisory resolution on the compensation of our Named Executives (the “say-on-pay” vote). While the say-on-pay vote received majority support, the Compensation Committee was disappointed with the percentage of votes against the proposal. The Chairman of the Board, Chair of the Committee, and members of senior management conducted outreach to a cross-section of shareholders owning approximately 35% of our outstanding shares. During these discussions, we sought shareholder views about our historical compensation structure, as well as our plans to introduce more performance-based pay in fiscal year 2016.

Based on the input from our shareholders, the Compensation Committee determined that the planned changes to introduce more performance-based pay substantially addressed the core expressions of concern about our executive compensation programs. The Compensation Committee considered the input received from our shareholder engagement program in conjunction with formulating the changes for fiscal year 2016 described above.

Section 6 – Other compensation policies and information

Executive benefits and perquisites

Our Named Executives are eligible for the same benefits available to our other U.S.-based full-time employees, including our Section 401(k) plan, employee stock purchase plan, health care plan, life insurance plans, and other welfare benefit programs. Besides the standard benefits offered to all employees, we maintain a non-qualified deferred compensation plan for our executives and senior managers. The deferred compensation plan is unfunded, and participation is voluntary. The deferred compensation plan allows our Named Executives to defer their base salary, the cash portion of their Incentive Plan awards, and certain on-hire bonuses. We do not contribute to the non-qualified deferred compensation plan.

During fiscal year 2015, we provided no executive-only perquisites or other personal benefits to our Named Executives.

Post-employment compensation

Our Named Executives do not have employment agreements, and they are not entitled to any payments or benefits following a change in control of Microsoft.

Our Named Executives may be eligible for stock vesting upon termination of their employment, on the same terms as other Microsoft employees. All employees who retire from Microsoft in the United States after (a) age 65 or (b) age 55 with 15 years of service are eligible for the continuation of vesting of outstanding stock awards granted at hire or at the time of performance review, if the award was granted over one year before retirement. As of June 30, 2015, only Mr. Smith was retirement-eligible, and the value of his retirement-based vesting on that date was $9,311,853. All employees whose employment with Microsoft terminates due to death or total and permanent disability will fully vest in their outstanding stock awards. Mr. Nadella’s LTPSA would vest for the target number of shares. The value of our Named Executives’ stock awards vesting at a June 30, 2015 termination of employment due to death or total and permanent disability was: Mr. Nadella - $126,693,237; Ms. Hood - $18,085,562; Ms. Johnson - $7,282,587; Mr. Smith - $28,059,047; and Mr. Turner - $39,512,043.

In addition, our Named Executives and all other executive officers are eligible to participate in the Microsoft Senior Executive Severance Benefit Plan (the “Severance Plan”). The Severance Plan was adopted to help ensure continuity of key leaders by providing designated executives severance benefits if their employment is terminated without cause. For purposes of the Severance Plan, “cause” means (i) a conviction or plea of guilty or no contest to a felony or certain misdemeanors; (ii) engaging in gross misconduct; (iii) repeated failure to substantially perform the duties of the executive’s role; (iv) violation of any securities laws; or (v) violation of Microsoft’s policies designed to prevent violations of law.

The Severance Plan benefits comprise (i) vesting of a pro-rata portion of outstanding stock awards (excluding supplemental stock awards) that would otherwise vest in the 12 months after termination of employment, (ii) pro-rata payment of the executive’s annual cash award, (iii) a severance payment equal to one-times annual base salary plus target annual cash award, and (iv) continuation of health care through COBRA and outplacement assistance as provided to other employees whose employment is terminated without cause. There is no change-in-control provision in the Severance Plan. To receive the Severance Plan benefits, the executive officer must execute a separation agreement that includes a release of claims, confidentiality and non-disparagement provisions, and 12-month non-compete/non-solicitation restrictions.

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Mr. Nadella participates in the Severance Plan on the same terms as our other executive officers, except that: (i) if Microsoft terminates his employment without cause before February 4, 2016, the second anniversary of his appointment as CEO, he will vest in all of his outstanding stock awards (excluding any special stock awards) that would otherwise vest in the 12 months after termination of employment; and (ii) if Microsoft terminates Mr. Nadella’s employment without cause (as defined in the Severance Plan) during a performance period, he will vest in a pro-rata fraction of the threshold 150,000 shares of Microsoft common stock subject to his LTPSA award for his actual period of employment during the performance period.

Under Mr. Turner’s employment offer letter, 160,000 shares of Microsoft common stock subject to his on-hire stock award will vest upon his retirement from Microsoft at age 60 or older, or upon his termination of employment other than for cause (as defined in his employment offer letter).

The following table shows the amounts that would have been payable to our Named Executives upon a termination of employment without cause on June 30, 2015.

Named Executive	Amount Payable[1]
Satya Nadella	$20,573,214
Amy E. Hood	$7,655,977
Margaret L. Johnson	$4,271,366
Bradford L. Smith	$4,271,366
B. Kevin Turner	$22,326,844

(1)	Includes amounts payable under the Severance Plan, plus stock vesting under Mr. Nadella’s LTPSA award ($2,428,250), and under Mr. Turner’s on-hire stock award ($7,064,000).

Executive compensation recovery policy

Accountability is a fundamental value of Microsoft. To reinforce this value through our executive compensation program, our executive officers and certain other senior executives are subject to an aggressive, ‘no fault’ executive compensation recovery “clawback” policy. The Compensation Committee may recover incentive compensation whether or not the executive’s actions involve misconduct. When an executive has engaged in intentional misconduct that contributed to the payment of the incentive compensation, the Compensation Committee may take other remedial action, including seeking to recover the entire payment. Under this policy, the Compensation Committee may seek to recover payments of incentive compensation if the performance results leading to a payment are later subject to a downward adjustment or restatement of financial or nonfinancial performance. The Compensation Committee may use its judgment in determining the amount to be recovered where the incentive compensation was awarded on a discretionary basis, as with awards under the Incentive Plan. Our executive compensation recovery policy is available on our website at www.microsoft.com/investor/recoverypolicy.

Stock ownership policy

Our executive officers and certain other senior executives are subject to stock ownership requirements to maintain a minimum equity stake in Microsoft. This policy embodies the Compensation Committee’s belief that our most senior executives should maintain a significant personal financial stake in Microsoft to promote a long-term perspective in managing our business. In addition, the policy helps ensure the alignment of executive and shareholder interests, which reduces incentive for excessive short-term risk taking. Each covered executive is required to acquire and maintain ownership of shares of Microsoft common stock equal to a specified multiple of his or her base salary, which ranges from three to 10 times base salary. Mr. Nadella’s required stock ownership level is 10 times his base salary. Each covered executive must retain 50% of all net shares (post-tax) that vest until achieving his or her minimum share ownership requirement. As of the end of fiscal year 2015, each of our Named Executives complied with our stock ownership policy. Our stock ownership policy is available on our website at www.microsoft.com/investor/execstockpolicy.

Derivatives trading, hedging and pledging policy

Our executive officers are prohibited from trading in options, puts, calls, or other derivative instruments related to Microsoft equity or debt. They also are prohibited from purchasing Microsoft common stock on margin, borrowing against Microsoft stock held in a margin account, or pledging Microsoft stock as collateral for a loan.

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Deductibility of executive compensation

In structuring compensation for our executive officers, the Compensation Committee considers, among other things, whether compensation will be deductible for federal income tax purposes or otherwise subject to the $1 million annual deduction limit of Section 162(m) of the Internal Revenue Code. Other factors may be of greater importance than preserving deductibility for a particular form of compensation, however, and the Compensation Committee retains the discretion to award incentive compensation that is nondeductible. Under federal income tax rules, certain qualified performance-based compensation approved by our shareholders is not subject to the annual deduction limit. Annual awards under the Incentive Plan potentially subject to the annual deduction limit of Section 162(m) are expected to qualify as performance-based compensation. All Incentive Plan compensation for our Named Executives in fiscal year 2015 was intended to be deductible.

Compensation risk assessment

We performed an annual assessment for the Compensation and Audit Committees of our Board of Directors to determine whether the risks arising from our fiscal year 2015 compensation policies and practices are reasonably likely to have a material adverse effect on Microsoft. Our assessment reviewed material elements of executive and non-executive employee compensation. We concluded these policies and practices do not create risk that is reasonably likely to have a material adverse effect on Microsoft.

The structure of our compensation program for executive officers does not incentivize unnecessary or excessive risk-taking. The base salary component of compensation does not encourage risk-taking because it is a fixed amount. The Incentive Plan awards have these risk-limiting characteristics:

●

Annual awards to each executive officer are limited to the lesser of a fixed maximum specified in the Incentive Plan or a fixed percentage of an incentive pool. Cash awards under the Incentive Plan are limited to 300% of a target cash award.

●

Cash awards are based on a review of a variety performance factors, thus diversifying the risk associated with any single aspect of performance, while amounts received under stock awards do not vary directly based on an individual executive officer’s performance.

●	Equity awards are not made in stock options, which may provide an asymmetrical incentive to take unnecessary or excessive risks to increase the market price of Microsoft common stock.
●	Awards are not tied to formulas that could focus our executive officers on specific short-term outcomes.
●

Members of the Compensation Committee, or with Mr. Nadella, the independent members of our Board of Directors, approve the final Incentive Plan cash awards in their discretion, after reviewing executive and corporate performance.

Awards are subject to our Executive Compensation Recovery Policy, described in this Section 6 – “Other compensation policies and information – Executive compensation recovery policy.”

The majority of the award value is delivered in shares of Microsoft common stock with a multi-year vesting schedule, which aligns the interests of our executive officers to long-term shareholder interests.

Executive officers are subject to our executive stock ownership requirements, described in this Section 6 – “Other compensation policies and information – Stock ownership policy.”

Review of risk under the Incentive Plan

Management and our Board of Directors also assessed risk in the design and implementation of the fiscal year 2016 executive compensation program. We concluded that the 2016 changes to awards under the Incentive Plan do not create risk that is reasonably likely to have a material adverse effect on Microsoft. The changes have significant risk-mitigating characteristics, including:

●	Further diversification of the elements of the executive officer pay, to minimize the incentive to produce a particular outcome.
●	Rolling three-year performance periods for the performance stock awards that emphasize long-term, sustained performance.
●	The use of multiple performance measures and targets, including both financial and strategic measures, to reduce incentives to manage results to a single outcome.
●

Company-wide measures that are not specific to any one executive officer’s sphere of responsibility and apply equally to all participants, to encourage a unified and responsible approach to achieving financial and strategic goals.

●

The Compensation Committee’s ability to adjust performance results, up or down, to account for extraordinary or unanticipated events, to ensure pay reflects performance outcomes that drive long-term business success.

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Compensation Committee report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Maria M. Klawe
G. Mason Morfit
Helmut Panke
John W. Stanton, Chair

Fiscal year 2015 compensation tables

Summary compensation table
This table contains information about compensation awarded to our Named Executives for the fiscal years ended June 30, 2015, 2014, and 2013. None of our Named Executives received stock options during those years.

Name and principal position	Year	Salary ($)	Bonus[1] ($)	Stock awards[2] ($)		All other compensation[3] ($)	Total ($)
Satya Nadella Chief Executive Officer and Director	2015	1,200,000	4,320,000	12,761,263		13,007	18,294,270
	2014	918,917	3,600,000	79,777,109	[2]	12,729	84,308,755
	2013	669,167	1,580,906	5,406,699		12,180	7,668,952
Amy E. Hood Chief Financial Officer	2015	675,985	1,978,000	6,090,606		10,372	8,754,963
	2014	603,333	1,583,750	8,264,576		11,399	10,463,058
	2013	365,954	457,443	6,626,019		11,153	7,460,569
Margaret L. Johnson Executive Vice President, Business Development	2015	539,204	3,795,000	10,180,626	[2]	18,765	14,533,595

Bradford L. Smith President and Chief Legal Officer	2015	650,000	1,300,000	4,833,835		16,847	6,800,682
	2014	641,667	1,925,000	14,383,054		15,082	16,964,803
B. Kevin Turner Chief Operating Officer	2015	800,000	2,200,000	9,184,243		11,171	12,195,414
	2014	796,667	2,848,083	19,063,869		10,657	22,719,276
	2013	777,500	2,138,125	7,457,504		10,484	10,383,613

(1)	This column reports Incentive Plan cash awards for the fiscal year and, for Ms. Johnson, a one-time on-hire cash bonus of $2,500,000.
(2)	All amounts in this column are calculated using the grant date fair value under Accounting Standards Codification Topic 718 based on the market price as of the date of grant of common stock awarded, reduced by the present value of estimated future dividends because the awards are not entitled to receive dividends prior to vesting. Includes, for fiscal year 2014, the LTPSA Mr. Nadella received in connection with his promotion to CEO, with a grant date fair value of $59,184,000; he will not be eligible to receive any part of this LTPSA compensation until 2019. Includes for Ms. Johnson a one-time on-hire stock award with a grant date fair value of $5,346,791.

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(3)	Details about the amounts in this column are set forth in the table below.

All other compensation

None of our Named Executives received reimbursements for relocation expenses or tax-gross-up payments in the last three fiscal years.

Name	Year	401(k) Plan Company match ($)	Income received under broad-based benefits program* ($)	Total ($)
Satya Nadella	2015	7,950	5,057	13,007
	2014	7,800	4,929	12,729
	2013	7,650	4,530	12,180
Amy E. Hood	2015	7,950	2,422	10,372
	2014	9,086	2,313	11,399
	2013	8,614	2,539	11,153
Margaret L. Johnson	2015	14,376	4,389	18,765
Bradford L. Smith	2015	7,950	8,897	16,847
	2014	7,800	7,282	15,082
B. Kevin Turner	2015	7,950	3,221	11,171
	2014	7,800	2,857	10,657
	2013	7,650	2,834	10,484

*

These amounts include (i) imputed income from life and disability insurance and (ii) athletic club membership and payments in lieu of athletic club membership. These benefits are available to substantially all our U.S.-based employees.

Grants of plan-based awards for fiscal year ended June 30, 2015

This table provides information on grants of awards under any plan to the Named Executives related to the fiscal year ended June 30, 2015.

Name	Grant date	Stock awards (#)		Grant date fair value of stock awards[1] ($)
Satya Nadella	9/18/2014	290,557		12,761,263
Amy E. Hood	9/18/2014	138,675		6,090,606
Margaret L. Johnson	9/2/2014	121,979	[2]	5,346,791
	9/18/2014	110,060		4,833,835
Bradford L. Smith	9/18/2014	110,060		4,833,835
B. Kevin Turner	9/18/2014	209,113		9,184,243

(1)	All amounts in this column are calculated using the grant date fair value under Accounting Standards Codification Topic 718 based on the market price as of the date of grant of common stock awarded, reduced by the present value of estimated future dividends because the awards are not entitled to receive dividends prior to vesting.
(2)	Represents a one-time on-hire stock award.

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Outstanding equity awards as of June 30, 2015

This table provides information on unvested stock awards held by the Named Executives on June 30, 2015.

	Stock awards
Name	Number of shares or units of stock that have not vested[1] (#)	Market value of shares or units of stock that have not vested[2] ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested[2] ($)
Satya Nadella	1,069,609	47,223,237	450,000	[3]	19,867,500
Amy E. Hood	409,639	18,085,562
Margaret L. Johnson	164,951	7,282,587
Bradford L. Smith	635,539	28,059,047
B. Kevin Turner	894,950	39,512,043

(1)	The following table shows the dates on which the awards in the outstanding equity awards table vest and the corresponding number of shares, subject to continued employment through the vest date.

	Number of Shares Vesting
Vesting Date	Satya Nadella		Amy E. Hood	Margaret L. Johnson	Bradford L. Smith		B. Kevin Turner
8/15/2015	117,961		0	0	78,641		0
8/29/2015	128,777		63,111	27,515	64,940	*	123,386
8/31/2015	91,743		20,683	0	67,813	*	142,765
9/28/2015	0		20,299	0	0		0
2/28/2016	0		0	33,544	0		0
5/15/2016	0		31,024	0	0		0
6/25/2016	0		29,741	0	0		0
6/30/2016	0		0	0	0		104,855
8/15/2016	117,962		0	0	78,641		0
8/29/2016	128,777		63,112	27,515	64,940	*	123,386
8/31/2016	47,048		20,683	0	30,825	*	64,893
9/28/2016	0		3,722	0	0		0
2/28/2017	0		0	21,347	0		0
6/25/2017	0		29,741	0	0		0
8/15/2017	117,962		0	0	78,641		0
8/29/2017	128,777		63,113	27,515	64,941	*	123,386
6/25/2018	0		29,741	0	0		0
8/15/2018	117,962		0	0	78,642		0
8/29/2018	72,640		34,669	27,515	27,515	*	52,279
2/3/2019	150,000	**	0	0	0		0
2/3/2020	150,000	**	0	0	0		0
2/3/2021	150,000	**	0	0	0		0
Retirement At age 60 or older	0		0	0	0		160,000
Total	1,519,609		409,639	164,951	635,539		894,950

* Eligible for continued vesting following Mr. Smith’s retirement. ** Represents vest of Mr. Nadella’s LTPSA at the minimum award level.

(2)	The market value is the number of shares shown in the table multiplied by $44.15, the closing market price of Microsoft common stock on June 30, 2015.
(3)	Represents the number of shares under Mr. Nadella’s LTPSA at the minimum award level.

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Stock awards vested during fiscal year ended June 30, 2015

This table provides information, on an aggregate basis, about stock awards that vested during the fiscal year ended June 30, 2015 for each of the Named Executives.

Microsoft has not granted stock options, other than options assumed in acquisitions, since 2003; no Named Executives held any options during the fiscal year.

	Stock awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting[1] ($)
Satya Nadella	196,725	8,906,341
Amy E. Hood	145,480	6,735,430
Margaret L. Johnson	67,088	2,941,809
Bradford L. Smith	153,171	6,937,975
B. Kevin Turner	391,097	17,617,281

(1)	The value realized on vesting is calculated by multiplying the number of shares shown in the table by the market value of the shares on the vesting date.

Non-qualified deferred compensation

This table provides information about Named Executives’ contributions, earnings, and balances under our non-qualified Deferred Compensation Plan in fiscal year 2015. Microsoft does not contribute to the Deferred Compensation Plan, and in fiscal year 2015 there were no withdrawals by or distributions to Named Executives.

Name	Executive contributions in fiscal year 2015 ($)	Aggregate earnings in fiscal year 2015[1] ($)	Aggregate balance at June 30, 2015[2] ($)
Satya Nadella	0	5,366	162,414
Amy E. Hood	0	0	0
Margaret L. Johnson	0	0	0
Bradford L. Smith	0	0	0
B. Kevin Turner	0	0	0

(1)	The amount in this column is not included in the Summary Compensation Table because plan earnings were not preferential or above-market.
(2)	The amount in this column has not been included in the Summary Compensation Table for previous years.

Microsoft’s Deferred Compensation Plan is unfunded and unsecured. It allows participants to defer a specified percentage of their base salary (up to 75%), and/or eligible incentive cash payments (up to 100%). Participation in the Deferred Compensation Plan is limited to senior managers, including our Named Executives. Microsoft does not contribute to the Deferred Compensation Plan or guarantee any returns on participant contributions.

When an employee elects to participate in the Deferred Compensation Plan, the employee must specify the percentage of base salary and/or cash incentive award to be deferred, and the timing of distributions. No withdrawals are permitted prior to the previously elected distribution date, other than “hardship withdrawals” as permitted by applicable law. Amounts deferred under the Deferred Compensation Plan are credited with hypothetical investment earnings based on participant investment elections made from among investment options available under the plan.

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Equity compensation plan information as of June 30, 2015

This table provides information about shares of Microsoft stock that may be issued under our equity compensation plans approved by shareholders and plans not approved by shareholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights[1]	Weighted average exercise price of outstanding options, warrants, and rights[2]	Number of securities remaining available for future issuance under equity compensation plans[3]
Equity compensation plans approved by	216,516,976	$4.71	452,121,531
security holders[4]
Equity compensation plans not approved by	0	N/A	0
security holders
Total	216,516,976	$4.71	452,121,531

(1)	Represents shares issuable upon vesting of outstanding stock awards granted under the 2001 Stock Plan; includes 1.8 million of Mr. Nadella’s LTPSA shares that will vest if target performance levels are achieved.
(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding stock awards, which have no exercise price.
(3)	Includes 158 million shares remaining available for issuance as of June 30, 2015 under the Employee Stock Purchase Plan.
(4)	Under the 2001 Stock Plan, no award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval (except in connection with a change in our capitalization), if the effect would be to reduce the exercise price for the share underlying such award.

Compensation Committee interlocks and insider participation

Drs. Klawe and Panke, Ms. Dublon and Messrs. Morfit and Stanton were members of the Compensation Committee during fiscal year 2015. Mr. Stanton joined on July 30, 2014, and Mr. Morfit joined on December 3, 2014. Ms. Dublon left the Committee on December 3, 2014 following her retirement from the Board. Mr. Stanton was appointed as Compensation Committee Chair upon Ms. Dublon’s retirement. All members of the Compensation Committee were independent directors, and no member was an employee or former employee of Microsoft. During fiscal year 2015, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee.

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Stock ownership information

This table describes, as of October 2, 2015, the number of shares of our common stock beneficially owned by our directors and Named Executives, together with additional underlying shares or stock units as described in Notes 2 through 4 to the table.

In computing the number and percentage of shares beneficially owned by each person, we have included any shares of common stock that could be acquired within 60 days of October 2, 2015 by the exercise of options, the vesting of stock awards or the receipt of shares credited under the Deferred Compensation Plan for Non-Employee Directors. These shares, however, are not counted in computing the percentage ownership of any other person.

Beneficial ownership
Name	Common Stock[1,2]		Percent of common stock	Additional underlying shares or stock units[3,4]	Total
William H. Gates III	222,992,934	[5]	2.79%	0	222,992,934
Maria M. Klawe	25,469		*	0	25,469
Teri L. List-Stoll	4,329		*	0	4,329
G. Mason Morfit	75,273,091	[6]	*	0	75,273,091
Charles H. Noski	92,607	[7]	*	0	92,607
Helmut Panke	46,829		*	0	46,829
Charles W. Scharf	29,778		*	0	29,778
John W. Stanton	71,034	[8]	*	0	71,034
John W. Thompson	29,633	[9]	*	28,775	58,408
Amy E. Hood	227,831		*	506,834	734,665
Satya Nadella	430,708		*	2,864,769	3,295,477
Margaret L. Johnson	58,469	[10]	*	252,326	310,795
Bradford L. Smith	397,857		*	588,438	986,295
B. Kevin Turner	368,018		*	894,196	1,262,214
Named Executives and Directors as a group (16 People)	300,226,787	[11]	3.76%	N/A	N/A

* Less than 1%
(1)	Beneficial ownership represents sole voting and investment power.
(2)	For directors, includes shares credited under the Deferred Compensation Plan for Non-Employee Directors that may be distributable within 60 days of October 2, 2015: Ms. List-Stoll, 2,518; Mr. Noski, 80,427; and Mr. Thompson, 1,288.
(3)	For directors, includes shares credited under the Deferred Compensation Plan for Non-Employee Directors that are not payable within 60 days following termination of Board service: Mr. Thompson, 28,775.
(4)	For Named Executives, includes (i) unvested stock awards that do not vest within 60 days of October 2, 2015, subject to continued employment at the time of each vest: Ms. Hood, 506,834; Mr. Nadella, 1,064,769; Ms. Johnson, 252,326; Mr. Smith, 164,293; and Mr. Turner, 894,196 (ii)1,800,000 shares payable to Mr. Nadella under his LTPSA at target performance, and (iii) 424,145 shares that would vest if Mr. Smith retires from Microsoft.
(5)	Excludes 424,816 shares held by Mr. Gates’ spouse, as to which he disclaims beneficial ownership.
(6)	Includes 67,902,590 shares that are directly beneficially owned by ValueAct Capital Master Fund, L.P. and may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. Also includes 7,370,501 shares directly beneficially owned by ValueAct Capital Master Fund, L.P. and may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. Mr. Morfit is a member of the management board of ValueAct Holdings GP, LLC. Each reporting person listed above disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.
(7)	Includes 12,180 shares held by a family trust.
(8)	Includes 7,243 shares held by a family trust.
(9)	Includes 27,279 shares held by a family trust.
(10)	Includes 219 shares held by a family trust.
(11)	Includes 84,233 shares credited under the Deferred Compensation Plan for Non-Employee Directors that may be issued within 60 days of October 2, 2015.

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Principal Shareholders

This table lists all entities that are the beneficial owner of more than 5% of Microsoft common stock.

Name	Voting common stock and nature of beneficial ownership as of 9/30/2015		Percent of Class to be voted at the meeting
BlackRock, Inc.	477,140,168	[1]	5.8%
40 East 52nd Street, New York, NY 10022
The Vanguard Group, Inc.	427,545,970	[2]	5.18%
100 Vanguard Blvd., Malvern, PA 19355

(1)	All information about BlackRock, Inc. is based on a Schedule 13G/A filed with the SEC on February 2, 2015. BlackRock, Inc. reported that it has sole voting power with respect to 395,936,824 shares of common stock, sole dispositive power with respect to 477,076,155 shares of common stock, and shared voting and shared dispositive power of 64,013 shares of common stock.
(2)	All information about The Vanguard Group, Inc. is based on a Schedule 13G filed with the SEC on February 11, 2015. The Vanguard Group, Inc. reported that it has sole voting power with respect to 14,076,975 shares of common stock, sole dispositive power with respect to 414,177,630 shares of common stock, and shared dispositive power of 13,368,340 shares of common stock.

Section 16(a) – beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers using information obtained from them and from Microsoft’s records. Due to administrative error, Margaret L. Johnson was 50 days late in filing a Form 4 to report an on-hire stock award for 121,979 shares of Microsoft common stock; Charles W. Scharf was 30 days late in filing an amended Form 3 after it was discovered he held 3,112 shares of Microsoft common stock in a retail brokerage account and 525 shares of Microsoft common stock in a family trust; and John Stanton was 23 days late in filing an amended Form 3 after it was discovered he held 7,243 shares of Microsoft common stock in a family trust and 40,239 shares of Microsoft common stock through a synthetic index fund account.

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4	Audit Committee matters

Proposal 3: Ratification of Deloitte & Touche LLP as independent auditor for fiscal year 2016

The Audit Committee has selected Deloitte & Touche as Microsoft’s independent auditor for fiscal year 2016, and the Board asks shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise Microsoft’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Deloitte & Touche for ratification by shareholders as a matter of good corporate practice. The Board considers the selection of Deloitte & Touche as Microsoft’s independent auditor for fiscal year 2016 to be in the best interests of Microsoft and its shareholders.

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required to approve the ratification of the selection of Deloitte & Touche as Microsoft’s independent auditor for the current fiscal year. If a majority of shareholders does not ratify the selection of Deloitte & Touche, the Audit Committee will consider the result a recommendation to consider the selection of a different firm.

The Board of Directors recommends a vote FOR the ratification of the independent auditor.

Audit Committee report

The Audit Committee operates under a written charter adopted by the Board of Directors. It is available on Microsoft’s website at www.microsoft.com/investor/auditcommittee. The charter, which was last amended effective July 1, 2015, includes a calendar that outlines the Audit Committee’s duties and responsibilities quarter-by-quarter. The Audit Committee reviews the charter and calendar annually and works with the Board of Directors to amend them as appropriate to reflect the evolving role of the Committee. Fiscal year 2015 changes to the Audit Committee’s charter are described in Part 2 – “Board of Directors – Board committees.”

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the management of Microsoft. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Microsoft, the audits of Microsoft’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as Microsoft’s independent auditor, and the performance of Microsoft’s internal auditor.

The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Microsoft’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Microsoft’s system of internal control. Microsoft’s independent auditor, Deloitte & Touche, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent auditor is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

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During fiscal year 2015, the Audit Committee fulfilled its duties and responsibilities as outlined in the charter and the accompanying calendar. The Audit Committee meets twice each quarter; once in connection with quarterly Board meetings and once to review the quarterly Forms 10-Q and annual Form 10-K. In addition, the Committee meets as needed to address emerging accounting, compliance, or other matters or for educational training. Specifically, the Audit Committee:

●	reviewed and discussed with management and the independent auditor Microsoft’s quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC,
●

reviewed and discussed with management, the internal auditor, and the independent auditor management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s opinion about the effectiveness of Microsoft’s internal control over financial reporting,

●	reviewed and discussed with management, the internal auditor, and the independent auditor, as appropriate, the audit scopes and plans of both the internal auditor and the independent auditor,
●

inquired about significant business and financial reporting risks, reviewed Microsoft’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks,

●

met in periodic executive sessions with each of management, the internal auditor, and the independent auditor, to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of the Company’s financial reporting,

●

met with the chief executive officer and chief financial officer to discuss the processes they have undertaken to evaluate the accuracy and fair presentation of the Company’s consolidated financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting,

●	reviewed the Company’s related party transactions and Policy for Related Party Transactions,
●	received reports about the receipt, retention, and treatment of financial reporting and other compliance concerns,
●	reviewed and assessed the qualitative aspects of the Company’s ethics and compliance programs, and
●	reviewed with the chief compliance officer legal and regulatory matters that may have a material impact on the consolidated financial statements or internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and the independent auditor Microsoft’s audited consolidated financial statements and related footnotes for the fiscal year ended June 30, 2015, and the independent auditor’s report on those financial statements. Management represented to the Audit Committee that Microsoft’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. Deloitte & Touche presented the matters required to be discussed with the Audit Committee by Public Company Accounting Oversight Board standards and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of Microsoft’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in Microsoft’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Microsoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for filing with the SEC.

The Audit Committee recognizes the importance of maintaining the independence of Microsoft’s independent auditor, both in fact and appearance, and takes a number of measures to ensure independence. The Audit Committee leads the selection of the lead audit engagement partner, working with Deloitte & Touche with input from management. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. This policy prohibits the independent auditor from providing non-audit services such as bookkeeping or financial systems design and implementation. The Company’s pre-approval policy is more fully described below in this Part 4 under the caption “Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor.” Given the amount and the nature of the non-audit services provided, the Audit Committee has concluded that provision of those services was compatible with maintaining the independence of Deloitte & Touche. In addition, Deloitte & Touche has provided the Audit Committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee has reviewed these materials and discussed the firm’s independence with Deloitte & Touche.

2015 Proxy Statement  55

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As provided in its charter, in addition to evaluating Deloitte & Touche’s independence, the Audit Committee assessed Deloitte & Touche’s performance as independent auditor during fiscal year 2015, consistent with the approach described in “Audit Committee Annual Evaluation of the External Auditor” published by the Center for Audit Quality. The Audit Committee assessed the performance of the Deloitte & Touche lead audit engagement partner and the audit team. The Audit Committee reviewed a variety of indicators of audit quality including:

●	The quality and candor of Deloitte & Touche’s communications with the Audit Committee and management.
●	How effectively Deloitte & Touche maintained its independence and employed its independent judgment, objectivity, and professional skepticism.
●	The level of engagement and value provided by the Deloitte & Touche national office.
●	The depth and expertise of the global Deloitte & Touche audit team.
●	The quality of insight demonstrated in Deloitte & Touche’s review of the Company’s assessment of internal control over financial reporting and remediation of control deficiencies.
●

Available external data about quality and performance including reports of the Public Company Accounting Oversight Board on Deloitte & Touche and its peer firms and Deloitte & Touche’s response to those reports.

●	The appropriateness of Deloitte & Touche’s fees, taking into account the size and complexity of the Company and the resources necessary to perform the audit.
●	Deloitte & Touche’s tenure as our independent auditor and their knowledge of our global operations, accounting policies and practices, and internal control over financial reporting.

As a result of its evaluation, the Audit Committee concluded that the selection of Deloitte & Touche as the independent registered public accounting firm for fiscal year 2016 is in the best interest of the Company and its shareholders. The Board recommends that shareholders ratify this selection at the Annual Meeting.

Audit Committee
Charles H. Noski (Chair)
Teri L. List-Stoll
G. Mason Morfit
Helmut Panke

Fees billed by Deloitte & Touche

This table presents fees for professional audit services rendered by Deloitte & Touche for the audit of Microsoft’s annual financial statements for the years ended June 30, 2015 and 2014, and fees billed for other services rendered by Deloitte & Touche during those periods.

Year ended June 30	2015	2014
Audit fees	$35,622,000	$28,178,000
Audit related fees	19,193,000	18,015,000
Tax fees	828,000	51,000
All other fees	169,000	27,000
Total	$55,812,000	$46,271,000

Audit fees

These amounts represent fees of Deloitte & Touche for the audit of our annual consolidated financial statements, the review of consolidated financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements and statutory audits that non-U.S. jurisdictions require. Audit fees increased in fiscal year 2015 mainly due to a higher volume of statutory audits as a result of the acquisition of Nokia Corporation’s Devices and Services Business.

56  Microsoft

1	CORPORATE GOVERNANCE AT MICROSOFT	2	BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT COMMITTEE MATTERS	5	INFORMATION ABOUT THE MEETING

Audit-related fees

Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of Microsoft’s consolidated financial statements or internal control over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulations, audits of our employee benefit plans, due diligence related to mergers, acquisitions, and investments, additional revenue and license compliance procedures related to performance of the review or audit of Microsoft’s consolidated financial statements, third party assurance audits for cloud services, and accounting consultations about the application of generally accepted accounting principles to proposed transactions. Revenue assurance and license compliance includes procedures under contracts we have entered into that provide for review by an independent accountant, and advice about controls associated with the completeness and accuracy of our software licensing revenue. These services support the evaluation of the effectiveness of internal control over revenue recognition, and enhance the independent auditor’s understanding of our licensing programs and controls. Audit-related fees increased in fiscal year 2015 mainly due to expanded attest services associated with our cloud platform.

Tax fees

Tax fees consist generally of the two categories of tax compliance and return preparation, and of tax planning and advice. The tax compliance and return preparation services consisted of preparing original and amended tax returns and claims for refunds. During fiscal years 2015 and 2014, fees incurred for tax compliance and return preparation were approximately $13,000 and $18,000 respectively. Tax planning and advice consisted of support during income tax audits or inquiries. For fiscal year 2015 and 2014, fees incurred for tax planning and advice were approximately $815,000 and $33,000, respectively. The increase in fiscal year 2015 tax fees was primarily due to tax advisory services related to our cloud services.

All other fees

All other fees consist of permitted services other than those that meet the criteria above and include training activities and economic, industry, and accounting subscriptions and surveys.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte & Touche.

Policy on Audit Committee pre-approval of audit and permissible non-audit services of independent auditor

The Audit Committee has a policy for pre-approval of all audit and permissible non-audit services provided by the independent auditor. Each year, the Audit Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. At least quarterly, the Audit Committee reviews and, if appropriate, pre-approves services to be performed by the independent auditor, reviews a report summarizing fiscal year-to-date services provided by the independent auditor, and reviews an updated projection of the fiscal year’s estimated fees. The Audit Committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of the Audit Committee. The Audit Committee then reviews the delegate’s approval decisions each quarter. Microsoft uses a centralized internal system to collect requests from Company personnel for services by the independent auditor to facilitate compliance with this pre-approval policy.

2015 Proxy Statement  57

1	CORPORATE GOVERNANCE AT MICROSOFT	2	BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT COMMITTEE MATTERS	5	INFORMATION ABOUT THE MEETING

5	Information about the meeting

This Proxy Statement was first mailed to shareholders on or about October 19, 2015. It is furnished in connection with the solicitation of proxies by the Board of Directors of Microsoft Corporation to be voted at the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 8:00 a.m. Pacific Time on December 2, 2015 at Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by Internet, telephone, mail, or in person at the Annual Meeting, another proxy dated as of a later date.

Internet availability of proxy materials

We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On October 19, 2015, we mailed a Notice of Internet Availability of Proxy Materials to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.

Proof of ownership required for attending meeting in person

You are entitled to attend the Annual Meeting only if you are a shareholder as of the close of business on October 2, 2015, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Microsoft stock on the record date. This can be:

●	a brokerage statement or letter from a bank or broker indicating ownership on October 2, 2015,
●	the Notice of Internet Availability of Proxy Materials,
●	a printout of the proxy distribution email (if you received your materials electronically),
●	a proxy card,
●	a voting instruction form, or
●	a legal proxy provided by your broker, bank or nominee.

Any holder of a proxy from a shareholder must present the proxy card, properly executed, and a copy of the proof of ownership. Shareholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Participation in electronic meeting

You may also attend this year’s Annual Meeting via the Internet. The accompanying proxy materials include instructions on how to participate in the meeting and the means by which you may vote your shares of Company stock. To submit your questions during the Annual Meeting, please log on to www.microsoft.onlineshareholdermeeting.com. You will need to enter the 12-digit control number received with your Proxy or Notice of Internet Availability of Proxy Materials to enter the meeting.

58  Microsoft

1	CORPORATE GOVERNANCE AT MICROSOFT	2	BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT COMMITTEE MATTERS	5	INFORMATION ABOUT THE MEETING

Solicitation of proxies

The Board of Directors is soliciting the proxy accompanying this Proxy Statement. Proxies may be solicited by officers, directors, and employees of Microsoft, none of whom will receive any additional compensation for their services. D.F. King & Co. may solicit proxies at a cost we anticipate will not exceed $15,000. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet. Microsoft will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. Microsoft will pay all proxy solicitation costs.

Shareholders of record at the close of business on October 2, 2015 will be entitled to vote at the meeting on the basis of one vote for each share held. On October 2, 2015, there were 7,986,669,912 shares of common stock outstanding, held of record by 107,574 shareholders.

Householding

To reduce costs and reduce the environmental impact of our Annual Meeting, a single proxy statement and annual report, along with individual proxy cards or individual Notices of Internet Availability, will be delivered in one envelope to certain shareholders having the same last name and address and to individuals with more than one account registered at our transfer agent with the same address, unless contrary instructions have been received from an affected shareholder. Shareholders participating in householding will continue to receive separate proxy cards. If you are a registered shareholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact our transfer agent, American Stock Transfer & Trust Company, LLC, by mail at P.O. Box 2362, New York, NY 10272-2362, by phone at (800) 285-7772, option 1, or by email at msft@amstock.com. If you are a beneficial shareholder, you may contact the broker or bank where you hold the account.

Election of directors

Eleven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting, and until their respective successors are elected and qualified. If, for any reason, the directors are not elected at an Annual Meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by our Bylaws. The accompanying proxy will be voted in favor of the nominees presented in Part 2 – “Board of Directors – Our director nominees” to serve as directors unless the shareholder indicates to the contrary on the proxy. All the nominees except Mmes. Peterson and Warrior are current directors.

The Board of Directors expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee designated by our Board.

Voting procedures

Tabulation of votes

Our independent election inspector, Broadridge Financial Services, will tabulate votes cast by proxy or in person at the meeting. We expect to publish the final vote tabulation on our website, www.microsoft.com/investor/votingresults, within one business day after the Annual Meeting. We will also report the results in a Form 8-K filed with the SEC within four business days of the Annual Meeting.

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Majority vote standard for election of directors

In an uncontested election, each director will be elected by a vote of the majority of the votes cast. A majority of votes cast means the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. We will not treat as cast any share (a) whose ballot is marked as withheld, (b) that is otherwise present at the meeting but for which there is an abstention, or (c) that is otherwise present at the meeting as to which a shareholder gives no authority or direction. In a contested election, the directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected.

A contested election is one in which:

●	as of the last day for giving notice of a shareholder nominee, a shareholder has nominated a candidate for director according to the requirements of our Bylaws, and
●	as of the date that notice of the meeting is given, the Board of Directors considers that a shareholder candidacy has created a bona fide election contest.

In an uncontested election, a nominee who does not receive a majority vote will not be elected. Except as explained in the next paragraph, an incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which the election inspector determines the voting results as to that director, (b) the date on which the Board of Directors appoints an individual to fill the office held by that director, or (c) the date of that director’s resignation.

The Board of Directors may fill any vacancy resulting from the non-election of a director as provided in our Bylaws. The Governance and Nominating Committee will consider promptly whether to fill the office of a nominee who fails to receive a majority vote and make a recommendation to our Board about filling the office.

The Board of Directors will act on the Governance and Nominating Committee’s recommendation and within 90 days after certification of the shareholder vote will disclose publicly its decision.

Additional details about this process are specified in our Bylaws, which are available on our website at www.microsoft.com/bylaws.

Vote required; effect of abstentions and broker non-votes

The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present. If you are the beneficial owner of shares held by a broker or other custodian, you may instruct your broker how to vote your shares through the voting instruction form included with this Proxy Statement. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Whether your broker or custodian has the discretion to vote these shares on your behalf depends on the ballot item. The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Brokers and custodians can no longer vote uninstructed shares on your behalf in director elections. For your vote to be counted, you must submit your voting instruction form to your broker or custodian.

Proposal number	Item	Votes required for approval	Abstentions	Uninstructed shares
1	Election of directors	Majority of shares cast	Not voted	Not voted
2	Advisory vote on executive compensation (“say-on-pay”)	Majority of shares cast	Not voted	Not voted
3	Ratification of independent auditor	Majority of shares cast	Not voted	Discretionary vote

60  Microsoft

1	CORPORATE GOVERNANCE AT MICROSOFT	2	BOARD OF DIRECTORS	3	NAMED EXECUTIVE OFFICER COMPENSATION	4	AUDIT COMMITTEE MATTERS	5	INFORMATION ABOUT THE MEETING

Vote confidentiality

We maintain the confidentiality of the votes of individual shareholders. Ballots, proxy forms, and voting instructions returned to brokerage firms, banks, and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the inspector of election have access to the ballots, proxy forms, and voting instructions. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms, and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims, or as otherwise required by law. If you write comments on your proxy card or ballot, management may learn how you voted in reviewing your comments.

Where to find more proxy voting information

●	The SEC website has a variety of information about the proxy voting process at www.sec.gov/spotlight/proxymatters.shtml.
●	Contact the Microsoft Investor Relations department through our website at www.microsoft.com/investor/contacts/ default.aspx or by phone at 425.706.4400.
●	You may view our annual report and vote your shares at www.proxyvote.com.
●	Contact the broker or bank through which you beneficially own your shares.

Where to find our corporate governance documents

Copies of our Board committee charters and other governance documents listed in Part 1 can be found at www.microsoft.com/investor/corporategovernance. We will provide any of the foregoing information to a shareholder without charge upon written request to MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399.

Proposals of Shareholders for 2016 Annual meeting

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so they are received by the Corporate Secretary of Microsoft, by one of the means described below, no later than the close of business (5:30 p.m. Pacific Time) on June 21, 2016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2016 Annual Meeting, a shareholder’s notice of nomination of one or more director candidates to be included in the Company’s proxy statement and ballot pursuant to Section 1.14 of our Bylaws (a “proxy access nomination”) must be received by the Corporate Secretary of Microsoft, by one of the means described below, no earlier than May 22, 2016 and no later than the close of business on June 21, 2016. (i.e., not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the definitive proxy statement was first released to shareholders in connection with the preceding year’s annual meeting of shareholders). If the date of the 2016 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the 2016 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting is first made by the Company.

In order to be properly brought before the 2016 Annual Meeting, a shareholder’s notice of any matter the shareholder wishes to present other than a matter brought pursuant to SEC Rule 14a-8 or a proxy access director nomination, or the person or persons the shareholder wishes to nominate as a director, must be received by the Corporate Secretary of Microsoft, by one of the means described below, no earlier than August 4, 2016, and no later than the close of business (5:30 p.m. Pacific Time) on September 3, 2016 (i.e., not less than 90 nor more than 120 days before the first anniversary of the date of the 2015 Annual Meeting). If our Annual Meeting date occurs more than 30 days before or 60 days after December 2, 2016, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2016 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the Annual Meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting.

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To be in proper form, a shareholder’s notice must include the information about the proposal or nominee as specified in our Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Microsoft will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals or nominate directors at the 2016 Annual Meeting, and all supporting materials required by our Bylaws, must be submitted by one of the following means:

●	By Mail: MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399.
●	Electronically: askboard@microsoft.com.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Other business

The Board of Directors does not intend to bring any other business before the Annual Meeting, and so far as is known to our Board, no matters are to be brought before the meeting other than as specified in the notice of meeting. In addition to the scheduled items of business, the meeting may consider other shareholder proposals and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, proxies will be voted in accordance with the judgment of the persons voting such proxies.

Representatives of Deloitte & Touche, independent auditor for Microsoft for fiscal year 2015 and the current fiscal year, will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

DATED: Redmond, Washington, October 19, 2015.

62  Microsoft

Annex A – reconciliation of non-GAAP and GAAP financial measures

The following table reconciles financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to non-GAAP financial results. This non-GAAP financial information has been provided to aid investors in better understanding the company’s performance. In fiscal year 2015, the financial results included impairment, integration, and restructuring charges. In fiscal year 2014, the financial results included the charges related to the integration expenses associated with the acquisition of the Nokia Devices and Services business. Presenting these measures without the impact of these items gives additional insight into operational performance and helps clarify trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. These Non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Fiscal Year Ended June 30,
($ in millions, except per share amounts)	Revenue	Gross Margin	Operating Income	Earnings per Share
2014 As Reported (GAAP)	$86,833	$59,755	$27,759	$2.63
Impairment, Integration, and Restructuring Charges	-	-	127	0.01
2014 As Adjusted (Non-GAAP)	$86,833	$59,755	$27,886	$2.64
2015 As Reported (GAAP)	$93,580	$60,542	$18,161	$1.48
Impairment, Integration, and Restructuring Charges	-	-	10,011	1.15
2015 As Adjusted (Non-GAAP)	$93,580	$60,542	$28,172	$2.63
Percentage Change Y/Y (GAAP)	8%	1%	(35)%	(44)%
Percentage Change Y/Y (Non-GAAP)	8%	1%	1%	(0)%

2015 Proxy Statement  63

Downtown Bellevue driving directions and parking

Meydenbauer Center 11100 NE 6th Street Bellevue, WA 98004 425.637.1020 www.meydenbauer.com	A Bellevue Transit Center

Driving directions

From Seattle via SR-520

●	Take SR-520 east to I-405 south.
●	Take Exit 13A west to NE 4th Street westbound.
●	Turn right onto 112th Avenue NE.
●	Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on the right.

From Seattle via I-90

●	Take I-90 east to I-405 north.
●	Take Exit 13A west to NE 4th Street westbound.
●	Turn right onto 112th Avenue NE.
●	Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on right.

Parking

Due to limited parking availability, we encourage you to explore Metro Transit’s commuter services. The Bellevue Transit Center is conveniently located less than a block from Meydenbauer Center.

Parking validation for Meydenbauer Center garage will be available at the meeting.

64  Microsoft

MICROSOFT CORPORATE CITIZENSHIP

“Our customers and society expect us to maximize the value of technology while also preserving the values that are timeless. Microsoft’s commitments to corporate citizenship help us meet these expectations.”

Satya Nadella, CEO

 For more information:

Our Citizenship website:
www.microsoft.com/citizenship

Our Citizenship Report:
www.microsoft.com/citizenshipreport

Nonprofit software donations:
www.microsoft.com/nonprofit

C/O PROXY SERVICES
P.O. BOX 9163
FARMINGDALE, NY 11735
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR code above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to microsoft.onlineshareholdermeeting.com

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M96359-P70112	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MICROSOFT CORPORATION

The Board of Directors recommends a vote "FOR" EACH OF THE FOLLOWING NOMINEES, "FOR" PROPOSAL 2 and "FOR" PROPOSAL 3.

1.	Election of Directors: (The Board recommends a vote FOR each nominee)		For	Against	Abstain

	01.	William H. Gates lll	☐	☐	☐

	02.	Teri L. List-Stoll	☐	☐	☐

	03.	G. Mason Morfit	☐	☐	☐

	04.	Satya Nadella	☐	☐	☐

	05.	Charles H. Noski	☐	☐	☐

	06.	Helmut Panke	☐	☐	☐

	07.	Sandra E. Peterson	☐	☐	☐

	08.	Charles W. Scharf	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

			For	Against	Abstain

	09.	John W. Stanton	☐	☐	☐

	10.	John W. Thompson	☐	☐	☐

	11.	Padmasree Warrior	☐	☐	☐

2.	Advisory vote on executive compensation (The Board recommends a vote FOR this proposal)		☐	☐	☐

3.	Ratification of Deloitte & Touche LLP as our independent auditor for fiscal year 2016 (The Board recommends a vote FOR this proposal)		☐	☐	☐

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Annual Shareholders Meeting Information:
Location:	Meydenbauer Center
11100 NE 6th Street
Bellevue, WA 98004
Date:	December 2, 2015
Time:	8:00 AM PT

In order to be admitted to the Annual Shareholders Meeting, you must present one of the following as proof of ownership of Microsoft stock on the record date.

●	Notice of Internet Availability of Proxy Materials
●	Proxy card
●	Legal proxy provided by your bank, broker, or nominee
●	Voting instruction card
●	If you received your proxy materials by e-mail, a printout of the e-mail
●	Brokerage statement or letter from a bank or broker indicating ownership on the record date

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M96360-P70112

MICROSOFT CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints JOHN W. THOMPSON and SATYA NADELLA, and each of them, with full power of substitution, as proxies to vote all the shares the undersigned is entitled to vote at the Annual Shareholders Meeting of the Company to be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, December 2, 2015 at 8:00 a.m. Pacific Time and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof in accordance with and as described in the Notice and Proxy Statement of the Annual Shareholders Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made as to any item, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side